Exhibit 10.1

LEASE

between

DENVER ROAD, LLC,

“Landlord”

and

INSMED INCORPORATED,

“Tenant”

December 31, 2013

TABLE OF CONTENTS

ARTICLE 1 - BUILDING, PREMISES AND TERM		1
1.1.	Building	1
1.2.	Premises	1
1.3.	Term	1
1.4.	Delivery and Acceptance of Premises	1
1.5.	Initial Tenant Work	2

ARTICLE 2 - RENT		5
2.1.	Rent - Generally	5
2.2.	Fixed Rent	5
2.3.	Tax Payments	6
2.4.	Operating Payments	8

ARTICLE 3 - TENANT’S USE AND OCCUPANCY		13
3.1.	Use of Premises	13
3.2.	Building Rules and Regulations	13
3.3.	Use of Public Areas	13
3.4.	Parking	14
3.5.	Tenant’s Signage	15

ARTICLE 4 - UTILITIES AND SERVICES		15
4.1.	Definitions	15
4.2.	Electricity	15
4.3.	Water	17
4.4.	HVAC Service	17
4.5.	Access	18
4.6.	Cleaning	18
4.7.	Building Directory	19
4.8.	Cafeteria	19
4.9.	Interruptions	19

ARTICLE 5 - TENANT’S ALTERATIONS, IMPROVEMENTS AND PROPERTY		20
5.1.	Tenant’s Alterations	20
5.2.	Tenant’s Improvements and Tenant’s Property	21
5.3.	Title, Mechanics Liens, Union Conflicts, Etc.	22

ARTICLE 6 - RESERVATION OF REAL PROPERTY; LANDLORD’S ACCESS		23
6.1.	Reservation of Real Property	23
6.2.	Landlord’s Access to Premises	23

ARTICLE 7 - QUIET ENJOYMENT; UNDERLYING INTERESTS		23
7.1.	Quiet Enjoyment	23
7.2.	Underlying Interests	23

ARTICLE 8 - BASIC LEASE OBLIGATIONS		26
8.1.	Insurance	26

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8.2.	Indemnification	27
8.3.	Compliance with Laws	27
8.4.	Repairs and Maintenance	27
8.5.	Damage and Destruction	28
8.6.	Condemnation	29
8.7.	Compliance with ISRA	29
8.8.	Other Environmental Laws	30
8.9.	Landlord’s Environmental Indemnification	30

ARTICLE 9 - ASSIGNMENT, SUBLETTING AND MORTGAGING		31
9.1.	General Prohibition	31
9.2.	Tenant’s Notice	31
9.3.	Consent	31
9.4.	Profits	33
9.5.	Miscellaneous	34

ARTICLE 10 - SURRENDER; HOLDOVER		35
10.1.	Surrender	35
10.2.	Holdover	35

ARTICLE 11 - DEFAULT BY TENANT; LANDLORD’S REMEDIES		35
11.1.	Events of Default	35
11.2.	Termination, Re-Entry, Damages, Etc.	36
11.3.	Late Payments of Rent	37
11.4.	Landlord’s Cure and Enforcement Rights	38
11.5.	Additional Remedies	38
11.6.	Security	38
11.7.	Landlord’s Lien	40

ARTICLE 12 - LIMITATIONS ON LANDLORD’S LIABILITY		40
12.1.	Limitation to Landlord’s Estate	40
12.2.	No Liability For Certain Damages, Etc.	40
12.3.	Events of Force Majeure	40

ARTICLE 13 - GENERAL DEFINITIONS		40

ARTICLE 14 - MISCELLANEOUS		43
14.1.	Notices	43
14.2.	Brokerage	43
14.3.	Estoppel Certificates	43
14.4.	Affirmative Waivers	44
14.5.	No Waivers	44
14.6.	No Representations	44
14.7.	Memorandum of Lease	44
14.8.	Financial Statements	44
14.9.	Notice to Lender	45
14.10.	Americans with Disabilities Act	45
14.11.	Governing Law, Entire Agreement; Severability, Etc.	45

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ARTICLE 15 – ADDITIONAL PROVISIONS		46
15.1.	Renewal Options	46
15.2.	Expansion Rights	51
15.3.	Roof Rights	54
15.4.	Generator/Electric Charger	55

EXHIBITS

EXHIBIT A	Legal Description of Land
EXHIBIT B	Floor Plan of Premises
EXHIBIT C	Building Rules and Regulations
EXHIBIT D	Cleaning Specifications
EXHIBIT E	Alteration Rules and Regulations
EXHIBIT F	Form of SNDA
EXHIBIT G-1	Expansion Space
EXHIBIT G-2	Existing First Floor Configuration
EXHIBIT H	Restroom Upgrade Specifications
EXHIBIT I	Building Standard Specifications
EXHIBIT J	Parking and Site Plan
EXHIBIT K	Generator Location

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LEASE, dated December 31, 2013, between DENVER ROAD, LLC, a Delaware limited liability company, having an address c/o Linque Management Company, Inc., 301 Route 17 North, 9th Floor, Rutherford, New Jersey 07070 (herein called “Landlord”), and INSMED INCORPORATED, a Virginia corporation, having an office at 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey 08852 (herein called “Tenant”).

Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises (as hereinafter defined), for the Term (as hereinafter defined), at the Rent (as hereinafter defined) and otherwise upon, subject to and in accordance with the following terms and conditions of this Lease.

In respect thereof, Landlord and Tenant hereby agree as follows:

ARTICLE 1 - BUILDING, PREMISES AND TERM

1.1.                            Building.  The building in which the Premises are located (herein called the “Building”) is located on the land (herein called the “Land”) described in Exhibit A attached hereto and made a part hereof.  The Building is part of the multi-building complex (the “Complex”) known as 10 Finderne Avenue, Bridgewater, New Jersey.  The Building is commonly known as Building 10, 10 Finderne Avenue, Bridgewater, New Jersey.  The Building, together with the other buildings comprising the Complex, the Land, and the other improvements thereon, including, without limitation, the Public Areas, and such other facilities as are part of each building or buildings which may now or hereafter be constructed and developed on the Land, and all improvements, fixtures, facilities, machinery and equipment comprising a part of, or located in or used in the operation of, the all such buildings and facilities (including without limitation all improvements and betterments of tenants), as well as all personal property located in each such building or facility which is used in the operation thereof, the curbs, sidewalks and plazas immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances to all such buildings and facilities and/or the Land, are referred to herein as the “Real Property”.

1.2.                            Premises.  The premises demised by this Lease (herein called the “Premises”) are located on and comprise a portion of the second (2nd) floor of the Building, substantially as shown hatched on the floor plan attached hereto as Exhibit B and made a part hereof, conclusively deemed to contain 27,435 rentable square feet.  For purposes of this Lease, the rentable square footage of the Premises shall be conclusively deemed to consist of 27,435 rentable square feet.

1.3.                            Term.  The term of this Lease (herein called the “Term”) shall commence on the date of execution and delivery of this Lease by Landlord and Tenant (herein called the “Commencement Date”), and shall end at 11:59 p.m. on November 30, 2019 (herein called the “Expiration Date”), or on such earlier date upon which the term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

1.4.                            Delivery and Acceptance of Premises.  As of the completion of the work described in this Section 1.4, the Premises and the Public Areas shall be in good working order and condition and in compliance with applicable Legal Requirements.  Following the

Commencement Date, Landlord shall provide, at Landlord’s expense, (i) Complex-standard window blinds or treatments for windows in the Premises, (ii) new carpet and paint in the cafeteria located on the first (1st) floor of the Building and in the common corridor of the first (1st) floor of the Building; (iii) a replaced DDC HVAC control system in the Building; (iv) installation of roof drains to alleviate ponding on the roof of the Building, and (v) upgraded countertops and faucets with touchless fixtures in the restrooms located on the first (1st) and second (2nd) floors of the Building in accordance with the specifications therefor set forth in Exhibit H attached hereto and made a part hereof (the work described in this clause (v) being referred to as the “Restroom Upgrades”).  In addition, Landlord shall make improvements to the finishes, furniture and lighting in the lobby of the Building as required by Tenant, not exceeding a total cost of $7,000.00.  The work to be performed by Landlord described above shall be coordinated by Landlord with Tenant’s architect and Landlord shall use commercially reasonable efforts to perform such work by April 1, 2014.  If Landlord has not completed the Restroom Upgrades by June 1, 2014, Tenant shall be entitled to perform the uncompleted Restroom Upgrades and shall receive a credit against the Rent (as hereinafter defined) payable by Tenant under this Lease in the amount of the actual reasonable out-of-pocket costs incurred by Tenant in so completing the Restroom Upgrades.  Landlord shall be responsible, at its sole cost and expense, to deliver the Premises and Public Areas of the Building and all Building Systems in full compliance with applicable Legal Requirements, and in good working order and condition; Tenant’s Allowance (as hereinafter defined) will not be applied to the cost of any work required to satisfy the foregoing requirement.

1.5.                            Initial Tenant Work.  Tenant, at Tenant’s sole cost and expense (except as hereinafter provided), subject to, upon and in accordance with the following provisions of this Section 1.5, shall perform the work needed to prepare the Premises for Tenant’s initial occupancy thereof (such work being herein called the “Initial Tenant Work”):

1.5.1.                  Landlord and Tenant acknowledge that Landlord has provided Tenant with complete and accurate as-built documents for the Premises, including architectural and mechanical, electrical and engineering plans.  Tenant shall submit to Landlord, for Landlord’s approval, a complete and coordinated set of working, finished and detailed construction and engineering drawings and specifications for the Initial Tenant Work (such drawings and specifications are herein collectively called the “Initial Tenant Work Plans”), which Initial Tenant Work Plans shall (i) comply with all Legal Requirements (as defined in Article 13 hereof) and, at a minimum, the Building standards attached hereto and made a part hereof as Exhibit I, and (ii) be sealed by a licensed architect and suitable for the issuance of any required building permit.  Landlord’s approval of the Initial Tenant Work Plans shall not be unreasonably withheld, conditioned or delayed, unless the work described thereon either (x) affects the exterior (including the appearance) of the Building or any other portion of the Building outside of the Premises (except for vents for laboratory areas), (y) is structural or negatively affects the structural elements of the Building, or (z) affects the usage or the proper functioning of the Building Systems (as defined in Article 13 hereof) or any part thereof.  Landlord shall advise Tenant within ten (10) Business Days after receipt of the Initial Tenant Work Plans of its approval or disapproval thereof, and, if Landlord does not approve the Initial Tenant Work Plans, of the changes required in the same so that they will meet Landlord’s approval.  If Landlord disapproves the Initial Tenant Work Plans, Tenant shall deliver, or cause its architect to deliver to Landlord, revised Initial Tenant Work Plans, which respond to Landlord’s requests for changes.  Landlord shall advise Tenant within five (5) Business Days after receipt of any

Initial Tenant Work Plans of its approval or disapproval thereof, and, if Landlord does not approve the revised Initial Tenant Work Plans, of the changes required in the same so that they will meet Landlord’s approval.  This iterative process shall continue until Landlord and Tenant mutually agree upon the Initial Tenant Work Plans.  If Landlord fails to respond in writing with its approval or disapproval of the Initial Tenant Work Plans within any such 10-Business-Day or 5-Business-Day period (as applicable), then the Initial Tenant Work Plans for which Landlord’s approval has then been requested shall be deemed approved by Landlord.

1.5.2.                  Landlord makes no representations or warranties regarding the compliance of the Premises with the Americans with Disabilities Act of 1990 (herein called the “ADA”), except that the Premises shall not be in violation of the ADA as of the date of delivery of possession to Tenant.  With respect to any alterations or improvements that Tenant makes to the interior of the Premises (or which are made on Tenant’s behalf), including but not limited to the Initial Tenant Work, regardless of whether Tenant has obtained Landlord’s consent to such alterations or improvements, Tenant shall be fully responsible for complying with and paying any costs associated with any and all requirements of the ADA.  In addition, if any alterations are required to be made to the Premises due to changes in or regulations under the ADA or judicial interpretations of the requirements of the ADA coming into existence following the Commencement Date, or due to changes in Tenant’s use of the Premises or in the nature of Tenant’s conduct of its business in the Premises (including, but not limited to, any changes in use or business conduct arising out of a sublease or assignment, or resulting in the Premises being deemed a “place of public accommodation” under the ADA), Tenant shall be fully responsible for complying with and paying any costs associated with any and all requirements of the ADA arising in connection therewith.  Notwithstanding the foregoing, Landlord shall be responsible for constructing any improvements to the Public Areas of the Building, the Building Systems and the structural elements of the Building which are required to be made to bring the Base Building into compliance with the ADA as of the Commencement Date, and to maintain such compliance during the Term of this Lease.

1.5.3.                  Tenant, promptly after Landlord’s approval of the Initial Tenant Work Plans, shall apply to the appropriate Governmental Authorities for any building permit(s) which shall be required in connection with Tenant’s performance of the Initial Tenant Work.

1.5.4.                  Tenant, following the issuance of any building permit(s) which shall be required in connection with Tenant’s performance of the Initial Tenant Work, shall commence to perform the Initial Tenant Work, and thereafter prosecute the Initial Tenant Work to completion (it being understood and agreed that Tenant shall not be obligated to commence the Initial Tenant Work promptly after issuance of said permits).  Tenant shall perform the Initial Tenant Work in accordance with the approved Initial Tenant Work Plans, in compliance with all Legal Requirements, and otherwise in a good and workmanlike manner.

1.5.5.                  Tenant shall arrange for any inspections, and shall apply for and obtain any certificate of occupancy, required by any Governmental Authority, with respect to the Initial Tenant Work.

1.5.6.                  Tenant shall pay for all costs incurred in connection with completion of the Initial Tenant Work.  Notwithstanding the foregoing, Tenant shall be entitled to have Tenant’s TW Costs (as hereinafter defined), to the extent of Landlord’s TW Cost Obligation (as hereinafter defined), paid out of the Tenant’s Allowance, subject to and in accordance with the provisions of this Section 1.5.6.  During the performance of the Initial Tenant Work (but not more frequently than once per calendar month) and upon substantial completion thereof, provided no Event of Default is then in existence under this Lease, and provided no construction, mechanic’s or materialman’s liens have been filed in connection with the Initial Tenant Work, within thirty (30) days after presentation to Landlord of the items described below with respect to each draw, Landlord shall pay out of the Tenant’s Allowance (up to an aggregate total amount equal to Landlord’s TW Cost Obligation) for Tenant’s TW Costs theretofore incurred.  Each draw against the Tenant’s Allowance shall be limited to the proportion that Landlord’s TW Cost Obligation bears to the total Tenant’s TW Costs (as reasonably estimated by Landlord until such time as the actually amount of Tenant’s TW Costs shall have been determined) (“Landlord’s TW Cost Proportion”), times the amount then payable to the contractor(s) performing the Initial Tenant Work.  In addition, at no time shall the total amount drawn against the Tenant’s Allowance exceed Landlord’s TW Cost Proportion of the total of all monies paid through the current draw to the contractor(s) performing the Initial Tenant Work.  For purposes of this Section 1.5.6, (i) “Tenant’s TW Costs” shall mean actual out-of pocket costs incurred by Tenant in connection with the Initial Tenant Work, including permit and inspection fees, architectural and other professional fees and other costs associated with obtaining necessary permits and approvals (“Soft Costs”) and costs of materials and labor (including but not limited to costs for wiring and equipment installation), (ii) “Landlord’s TW Cost Obligation” shall mean the sum of (a) the Tenant’s Allowance less (b) the sum of (x) three percent (3%) times the Tenant’s TW Costs (other than Soft Costs and other than costs of furniture, movable fixtures and equipment, IT/AV components, security systems and signage), representing a supervisory fee payable to Landlord’s Construction Manager in connection with Tenant’s performance of the Initial Tenant Work, plus (y) Landlord’s reasonable out-of-pocket costs for review of the Initial Tenant Work Plans (except that (x) and (y) above shall not apply to any Initial Tenant Work for which Tenant uses Landlord’s designated mechanical controls contractor for final tie-in to the building management system, and Landlord’s designated roof contractor and electrical and structural consultants (“Landlord Consultant Work”)), and “Tenant’s Allowance” shall mean the amount of $493,830.00 (i.e., $18.00 per rentable square foot of the Premises).  Items to be delivered to Landlord with respect to each draw against the Tenant’s Allowance shall include (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702, Application and Certificate for Payment, covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located in said Document G-702; (iii) contractors’, subcontractors’ and material suppliers’ waivers of liens covering all of the Initial Tenant Work for which payment is requested; (iv) a cost breakdown for each trade or subcontractor performing the Initial Tenant Work; (v) copies of all construction contracts for the Initial Tenant Work, with copies of all change orders, if any; and (vi) a request to disburse executed by Tenant containing an approval by Tenant of the theretofore completed Initial Tenant Work.

1.5.7.                  With respect to the Initial Tenant Work and any other Alterations, Tenant shall be entitled to use the Building’s shafts and conduits and other common areas of the Building (subject to Landlord’s reasonable requirements) for installation and maintenance of conduits, cables, ducts, pipes and other devices for communications, data processing, supplementary HVAC and other facilities consistent with Tenant’s use of the Demised Premises.  Other than costs of required improvements, repairs or other work necessary to maintain applicable warranties held by Landlord on the Building in connection with the foregoing, such use by Tenant shall be at no additional cost to Tenant.

1.5.8.                  All of the Initial Tenant Work shall be performed in accordance with Section 5.1 of this Lease, as though the Initial Tenant Work constituted Alterations (as defined in Section 5.1), and all requirements of said Section 5.1 (except for Section 5.1.3 and the fees payable to Landlord’s Construction Manager pursuant to Section 5.1.2) applicable to the construction of Alterations by or on behalf of Tenant shall apply to Tenant’s performance of the Initial Tenant Work.

ARTICLE 2 - RENT

2.1.                            Rent - Generally.  The rents payable under this Lease (herein collectively referred to as the “Rent”) shall be and consist of (i) the Fixed Rent (as hereinafter defined in Section 2.2 below), and (ii) additional rent (herein called “Additional Charges”) consisting of all other charges as shall become due from and payable by Tenant to Landlord pursuant to the terms of this Lease.  All Additional Charges shall be deemed “rent” for all purposes, including Landlord’s remedies for non-payment thereof.  Tenant covenants and agrees to pay all Rent, as and when the same is due and payable hereunder, without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except, in either case, as may be expressly provided in this Lease.  If, pursuant to any provision of this Lease, Tenant shall be obligated to pay any Additional Charges and no due date or payment period therefor is specified herein, then such Additional Charges shall be paid by Tenant to Landlord within thirty (30) days after being billed therefor.  Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord’s agent and at such other place, as Landlord shall designate by notice to Tenant.  All Rent shall be paid by good and sufficient check (subject to collection).

2.2.                            Fixed Rent.

2.2.1.                  Tenant shall pay to Landlord a fixed rent (herein called “Fixed Rent”) at the following rates for the following periods:

(a)                                 $438,960.00 (i.e., $16.00 per rentable square foot of the Premises), per annum, payable in equal monthly installments of $36,580.67, for the period from June 1, 2014 (the “Rent Commencement Date”), to and including May 31, 2015;

(b)                                 $452,677.50 (i.e., $16.50 per rentable square foot of the Premises), per annum, payable in equal monthly installments of $37,723.13, for the period from June 1, 2015, to and including May 31, 2016;

(c)                                  $466,395.00 (i.e., $17.00 per rentable square foot of the Premises), per annum, payable in equal monthly installments of $38,866.25, for the period from June 1, 2016, to and including May 31, 2017;

(d)                                 $480,112.50 (i.e., $17.50 per rentable square foot of the Premises), per annum, payable in equal monthly installments of $40,009.38, for the period from June 1, 2017, to and including May 31, 2018;

(e)                                  $493,830.00 (i.e., $18.00 per rentable square foot of the Premises), per annum, payable in equal monthly installments of $41,152.50, for the period from June 1, 2018, to and including May 31, 2019; and

(f)                                   $507,547.50 (i.e., $18.50 per rentable square foot of the Premises), per annum, payable in equal monthly installments of $42,295.63, for the period from June 1, 2019, to and including November 30, 2019.

Provided no Event of Default is then in existence, Tenant shall not be required to pay the monthly installment of Fixed Rent for each of (or any Tax Payment or Operating Payment allocable to) the first six (6) calendar months following the Rent Commencement Date (the total amount of such abatement of Fixed Rent being referred to herein as the “Rent Abatement”).

2.2.2.                  The Fixed Rent shall be payable commencing on the Rent Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the Term, except as hereinafter provided in this Section 2.2.2.  Tenant shall pay, upon Tenant’s execution of this Lease, an amount equal to 1/12th the annual rate of Fixed Rent set forth in Section 2.2.1(a) above, which amount shall be applied against the Fixed Rent for June 2014.  If the Rent Commencement Date or the Expiration Date occurs on a day other than the first or last day, respectively, of a calendar month, then the Fixed Rent for the partial calendar month in which the Rent Commencement Date or the Expiration Date occurs shall be a prorated portion of a full monthly installment of Fixed Rent.

2.3.                            Tax Payments.

2.3.1.                  For the purposes of this Lease, the following definitions shall apply:

“Tax Year” shall mean each calendar year the whole or any portion of which is within the Term.  If a fiscal period fixed for any component of Taxes by any Governmental Authority is a period other than a Tax Year, then such component of Taxes shall be averaged over the number of calendar months in such fiscal period and each such monthly portion shall be included in Taxes for the Tax Year in which such calendar month occurs.

“Base Tax Year” shall mean Tax Year commencing on January 1, 2015, and ending December 31, 2015.

“Base Tax Amount” shall mean the Taxes for the Base Tax Year.

“Tenant’s Share” shall mean a fraction (expressed as a percentage, and carried to four decimal places), the numerator of which is the number of rentable square feet contained in the Premises and the denominator of which is the aggregate of the total area in square feet of the leasable floor space in the Complex (the “Rentable Size of the Complex”), which is deemed to be 419,809 sq. ft., subject, however, to recalculation as hereinafter provided.  Tenant’s Share is 6.5351%.  Notwithstanding the foregoing, to the extent leasable floor space is added to or removed from the Complex, Landlord shall from time to time recalculate the Rentable Size of the Complex and, based on any adjustment in the Rentable Size of the Complex, to adjust Tenant’s Share. Within ten (10) days after receiving any request therefor from Landlord, Tenant shall execute and deliver to Landlord an agreement confirming any change in the Rentable Size of the Complex and Tenant’s Share.  If Tenant has reasonable grounds to dispute Landlord’s calculation of Tenant’s Share, Tenant shall so notify Landlord within such ten (10) day period.

“Taxes”, for any Tax Year, shall mean (A) all real estate taxes, water and sewer rents or charges, school taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Real Property (as defined in Article 13 hereof) by any Governmental Authority, and (B) any actual out-of-pocket expenses reasonably incurred by Landlord in contesting such taxes, charges or assessments and/or the assessed value of the Real Property, which expenses shall be allocated to the Tax Year to which such expenses relate.  Taxes shall also include all taxes assessed or imposed upon Landlord with respect to the rents received from the Real Property (but not any general income taxes, gross receipts taxes or corporate franchise taxes).  Taxes for the Base Tax Year and all other Tax Years shall be determined based upon the Real Property being 95% fully assessed and completed, without exemptions or abatements applicable thereto.  If, at any time during the Term, the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of the taxes, charges or assessments now levied, assessed or imposed, there shall be levied, assessed or imposed a new tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the Real Property or the rents received from the Real Property, then such additional or substitute tax, assessment, levy, imposition, fee or charge shall be included within “Taxes” for purposes hereof.

2.3.2.                  If Taxes for any Tax Year subsequent to the Base Tax Year shall exceed the Base Tax Amount, Tenant, as hereinafter provided, shall pay to Landlord an amount (herein called the “Tax Payment”) equal to Tenant’s Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Amount.  In respect of any such Tax Year which begins prior to the Commencement Date or ends after the Expiration Date, the Tax Payment shall be prorated to correspond to that portion of such Tax Year occurring within the Term.  Landlord, at anytime prior to, during, or after the end of, any Tax Year, may deliver to Tenant a statement for the Tax Payment for such Tax Year (each such statement being herein called a “Tax Statement”).  Tenant shall pay to Landlord on the first day of each month during any Tax Year an amount equal to one-twelfth (1/12th) of the Tax Payment for such Tax Year.  If, at any time after the delivery of any Tax Statement for any Tax Year, it is determined for any reason (including any reduction in Taxes comprising the Base Tax Amount) that the Tax Payment for such Tax Year is greater or less than the amount set forth on such Tax Statement, then Landlord may furnish to Tenant a revised or corrected Tax Statement for such Tax Year, and, in any such case, Tenant shall pay to Landlord the additional amount indicated by the revised or corrected Tax Statement within thirty (30) days after Tenant’s receipt thereof or any overpayment shall be credited against future payments.  Landlord’s failure to render, or delay in rendering, a Tax Statement, or a revised or corrected Tax Statement, for any Tax Year shall not prejudice Landlord’s right to thereafter render a Tax Statement, or a revised or corrected Tax Statement, for such Tax Year or any other Tax Year, nor shall the rendering of a revised or corrected Tax Statement for any Tax Year prejudice Landlord’s right to thereafter render a further revised or corrected Tax Statement for such Tax Year; provided, however, that Landlord may not render a Tax Statement or corrected Tax Statement more than two (2) years after the end of the applicable Tax Year, unless such Tax Statement results from a court judgment.  Only Landlord shall be eligible to institute tax reduction or other proceedings to challenge Taxes or to reduce the assessed valuation of the Real Property.  Tenant hereby waives any right Tenant may now or in the future have to institute any such proceedings or otherwise challenge Taxes.  Nothing contained in this Lease shall obligate Landlord to bring any application or proceeding seeking a reduction in Taxes or assessed valuation.  If the Taxes payable for the Base Tax Year or any other Tax Year are later reduced by final determination of legal proceedings, settlement, or otherwise, such reduced amount as finally determined shall become the Base Tax Amount (in the event of a reduction applicable to the Base Tax Year) or the Taxes for the Tax Year in question (in the event of a reduction applicable to a Tax Year other than the Base Tax Year) for purposes of this Lease and such reduced amount shall be used to determine the Tax Payment payable by Tenant applicable to any Tax Year affected by such reduction, and all Tax Payments theretofore paid or payable under this Lease shall be recomputed on the basis of such reduction, and, if applicable, Tenant shall pay to Landlord as an Additional Charge, within thirty (30) days after being billed therefor, any deficiency between the amount of such payments computed prior to the reduction and the amount thereof due as a result of such recomputation, and any resulting overpayments shall be applied against future payments or refunded to Tenant within thirty (30) days.

2.4.                            Operating Payments.

2.4.1.                  For the purposes of this Lease, the following definitions shall apply:

“Operating Year” shall mean any calendar year, the whole or any portion of which is included within the Term.

“Base Operating Year” shall mean the Operating Year commencing on January 1, 2015, and ending December 31, 2015.

“Base Operating Amount” shall mean the Operating Expenses for the Base Operating Year.

“Tenant’s Building 10 Share” shall mean a fraction (expressed as a percentage, and carried to four decimal places), the numerator of which is the number of rentable square feet contained in the Premises and the denominator of which is the aggregate of the total area in square feet of the leasable floor space in the Building, which is deemed to be 64,652 sq. ft.  Tenant’s Building 10 Share is 42.4349%.

“Public Area Operating Expenses” shall mean all expenses actually and reasonably paid or incurred by, or on behalf of, Landlord in respect of the operation, management, maintenance and/or repair of the Real Property generally (and not in respect of any particular building containing leasable space at the Complex), including, without limitation: (i) salaries, wages and fringe benefits of employees at the level of property manager or lower and contractors engaged in such operation, management, maintenance and/or repair, to the extent relating to the general operation and management of the Real Property and the maintenance and repair of the Public Areas; (ii) payroll taxes, worker’s compensation, uniforms and related expenses for such employees; (iii) the cost of fuel, gas, steam, electricity, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities serving the Public Areas (not including any Public Areas located in (a) existing Buildings 1 through 8 and 10 of the Complex (as shown on Exhibit J) (other than with respect to any portion thereof described in (vii) below), or (b) any other building hereafter constructed on the Real Property containing leasable space (collectively, “Other Leasable Building Areas”)), together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of, such utilities (“Public Area Utility Costs”); (iv) the cost of painting and/or decorating the Public Areas (not including Other Leasable Building Areas); (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Real Property and/or any property thereon (together with amounts paid or incurred on account of any commercially reasonable deductible therein) (“Insurance Costs”); (vi) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the general operation and management of the Complex, and/or the maintenance and/or repair of the Public Areas; (vii) the fair rental value of any building office or other space in the Real Property used in connection with the general operation, management, maintenance and/or repair of the Real Property, and all office expenses (e.g., telephone, utility, stationery) incurred in connection therewith; (viii) the cost of security services for the Complex, snow and ice removal and garbage and waste collection and/or disposal from the Complex (but not including janitorial services to leasable space (“Public Area Service Costs”); (ix) the cost of all interior and exterior landscaping located at or within the Public Areas; (x) the cost of alterations and/or repairs made in or to the Public Areas; (xi) management fees not to exceed 5% of the gross receipts for the Real Property; (xii) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services; and (xiii) all other reasonable fees, costs, charges and expenses properly allocable to the general operation and management of the Complex, and/or the maintenance and/or repair of the Public Areas.

“Building 10 Operating Expenses” shall mean all expenses actually and reasonably paid or incurred by, or on behalf of, Landlord in respect of the operation, management, maintenance and/or repair of the Building specifically (and not in respect of the Real Property generally or the Public Areas), including, without limitation: (i) salaries, wages and fringe benefits of employees at the level of property manager or lower and contractors engaged in such operation, management, maintenance and/or repair, to the extent relating solely to the operation, management, maintenance and repair of the Building; (ii) payroll taxes, worker’s compensation, uniforms and related expenses for such employees; (iii) the cost of fuel, gas, steam, electricity, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities serving the Building, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of, such utilities (“Building 10 Utility Costs”); (iv) the cost of painting and/or decorating the Building; (v) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used solely in the operation, management, maintenance and/or repair of the Building; (vi) the cost of security services solely for the Building, and cleaning and janitorial services, including glass cleaning, removal and garbage and waste collection and/or disposal solely from the Building (“Building 10 Service Costs”); (vii) the cost of all interior landscaping located within the Building; (viii) the cost of alterations and/or repairs made in or to the Building; and (ix) all other reasonable fees, costs, charges and expenses properly allocable solely to the operation, management, maintenance and/or repair of the Building.

“Operating Expenses”, for any Operating Year, shall mean the Public Area Operating Expenses and the Building 10 Operating Expenses as the context requires, subject to the following:

(A)                               Public Area Operating Expenses shall not, for purposes of determining the Base Operating Amount and Operating Payment with respect to Public Area Operating Expenses, include Building 10 Operating Expenses; and Building 10 Operating Expenses shall not, for purposes of determining the Base Operating Amount and Operating Payment with respect to Building 10 Operating Expenses, include Public Area Operating Expenses.  In the event a particular Operating Expense could be either a Public Area Operating Expense or a Building 10 Operating Expense, or could be allocated partly as a Public Area Operating Expense of a Building 10 Operating Expense, Landlord shall reasonably determine the proper designation or allocation of such Operating Expense as a Public Area Operating Expense or a Building 10 Operating Expense.

(B)                               “Operating Expenses” shall not, however, include the following items: (1) depreciation; (2) interest on, and amortization of, Mortgages (as hereinafter defined) and other debts; (3) architects’ and attorneys’ fees and disbursements, and any and all other costs, fees and expenses, incurred in leasing, renovating, or otherwise improving leased or vacant space in the Real Property for the occupants or prospective occupants, or in procuring new occupants; (4) brokerage commissions; (5) financing or refinancing costs; (6) the cost of any electricity consumed in the Premises or any other leasable area; (7) Taxes; (8) ground rent paid by Landlord to any Underlying Lessor (as hereinafter defined); (8) costs incurred in connection with the sale or transfer of Landlord’s interest; (9) costs and expenses incurred in connection with the enforcement of leases or other agreements; (10) any bad debt loss, rent loss or reserves for bad debts or rent loss; (11) fines, penalties and interest, and any costs, fees and expenses attributable to a violation by Landlord; (12) any amounts for which Landlord is reimbursed by insurance or by any third party other than payment of Operating Expenses by tenants; (13) costs separately billed to other tenants or occupants in the Real Property (other than as Operating Expenses); (14) Landlord’s general corporate overhead and general administrative expenses; and (15) expenditures for capital improvements and all other costs which should be capitalized in accordance with generally accepted accounting practices consistently applied, other than (a) those which under generally applied accounting practices consistently applied are expenses or regarded as deferred expenses or are made by reason of Legal Requirements (as hereinafter defined) enacted or adopted after the date hereof, in any of which cases the cost thereof shall be included in Operating Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight-line basis, to the extent that such items are amortized over an appropriate period in accordance with generally accepted accounting practices consistently applied, (b) the cost of any item of capital equipment purchased by Landlord or any capital expenditure made by Landlord which has the effect of reducing the expenses which would otherwise be included in Operating Expenses, in any of which cases the cost of such capital equipment or capital expenditure shall be included in Operating Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight-line basis, to the extent that such items are amortized over such period of time as such savings or reductions in Operating Expenses are expected to equal Landlord’s costs for such capital equipment or capital expenditure, determined in accordance with generally accepted accounting practices consistently applied, and (c) if Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, but only to the extent of the reduction, then the rentals and other costs paid pursuant to such leasing will be included in Operating Expenses for the calendar year in which such rentals or other costs were incurred, but only to the extent of the actual savings or reductions in expenses.

(C)                               Notwithstanding anything to the contrary contained in this Article, if the average occupancy of the Complex or the Building is less than ninety-five percent (95%) during the Base Operating Year or any subsequent Operating Year, then Landlord shall make a reasonable determination (“Landlord’s Determination”) of what the Operating Expenses for such year would have been if during the entire year the average tenant occupancy of the Complex were ninety-five percent (95%). Also notwithstanding anything to the contrary contained herein, the amount included in Operating Expenses for any Controllable Expense (as hereinafter defined) shall not in any case exceed 105% of the amount of such Controllable Expense for the prior Operating Year.  For purposes hereof, a “Controllable Expense” shall mean any Operating Expense other than (i) as to Public Area Operating Expenses, Public Area Utility Costs, Insurance Costs and Public Area Service Costs, and (ii) as to Building 10 Operating Expenses, Building 10 Utility Costs and Building 10 Service Costs.

2.4.2.                  For each Operating Year subsequent to the Base Operating Year, Tenant, as hereinafter provided, shall pay to Landlord, with respect to each of the Public Area Operating Expenses and the Building 10 Operating Expenses, an amount (the “Operating Payment”) equal to Tenant’s Share (or Tenant’s Building 10 Share, as applicable) of the amount by which the Operating Expenses for such Operating Year exceed the Base Operating Amount.  In respect of any such Operating Year which is partly within and partly without the Term, the Operating Payment shall be prorated to correspond to that portion of such Operating Year occurring within the Term.  Landlord, prior to the commencement of, or during, any Operating Year, may furnish to Tenant a written statement setting forth Landlord’s reasonable estimate of the Operating Payment for such Operating Year (such estimate, as the same may be revised as hereinafter provided, the “Estimated Operating Payment”).  Tenant shall pay to Landlord on the first day of each month during any Operating Year, an amount equal to one-twelfth (1/12th) of the Estimated Operating Payment for such Operating Year.  If, however, Landlord, for any Operating Year, shall not furnish such a written statement or only furnish the same after the commencement of such Operating Year, then (i) until the first day of the month following the month in which such written statement is furnished, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.4.2 for the last month of the preceding Operating Year, (ii) after such written statement is furnished, Landlord shall give a notice to Tenant indicating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment which would have theretofore been made had such written statement been furnished prior to the commencement of such Operating Year, and, within thirty (30) days of such notice, either Tenant shall pay to Landlord the deficiency indicated thereby or Landlord shall refund to Tenant the overpayment indicated thereby (which obligations of Landlord and Tenant shall survive the expiration of this Lease), and (iii) on the first day of the month following the month in which such written statement is furnished, and on the first day of each month thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Estimated Operating Payment set forth on such written statement.  Landlord may, during any Operating Year, furnish to Tenant a written statement revising the Estimated Operating

Payment for such Operating Year, and in each such case, the Estimated Operating Payment for such Operating Year shall be adjusted, and amounts paid or refunded, as the case may be, in substantially the same manner set forth in the immediately preceding sentence.  Landlord, within one hundred eighty (180) days after the end of each Operating Year for which an Operating Payment is due, shall furnish to Tenant a written statement (herein called an “Operating Statement”) setting forth the Operating Payment for such Operating Year.  If, for any such Operating Year, the Operating Statement shall show that the sums paid by Tenant as provided above, exceeded the Operating Payment for such Operating Year (such excess, for any Operating Year, being herein called the “Operating Overpayment”), then Landlord, within thirty (30) days after delivery of such Operating Statement, shall refund to Tenant the amount of such Operating Overpayment.  If the Operating Statement for such Operating Year shall show that the sums paid by Tenant as provided above were less than the Operating Payment for such Operating Year (such deficiency, for any Operating Year, being herein called the “Operating Deficiency”), Tenant shall pay the amount of such Operating Deficiency within thirty (30) days after Tenant’s receipt of the Operating Statement.  Landlord’s failure to render, or delay in rendering, an Operating Statement with respect to any Operating Year shall not prejudice Landlord’s right to thereafter render a Operating Statement for such Operating Year or any other Operating Year, nor shall the rendering of a Operating Statement (or a revised or corrected Operating Statement) for any Operating Year prejudice Landlord’s right to thereafter render one or more revised or corrected Operating Statements for such Operating Year; provided however that Landlord may not render an Operating Statement more than one (1) year after end of the Operating Year covered by such Operating Statement.

2.4.3.                  Each Operating Statement shall be conclusive and binding upon Tenant as of the date that is one hundred twenty (120) days after the delivery thereof (herein called the “Operating Statement Dispute Deadline”), except to the extent that, prior thereto, Tenant shall have, in good faith, disputed items or matters set forth on such Operating Statement by written notice to Landlord, which notice shall set forth, in reasonable detail, the disputed items or matters.  If Tenant shall dispute in writing any specific item or items in Landlord’s Operating Statement, and such dispute is not resolved within ninety (90) days after Tenant’s delivery of written notice to Landlord of such disputed item or items, either party may, during the thirty (30) days next following the expiration of such ninety (90) day period, refer such disputed item or items to an independent certified public accountant or other qualified entity which has expertise in evaluating operating expenses mutually acceptable to Landlord and Tenant (and if such accountant is selected by Tenant, such accountant shall not be entitled to charge a contingent fee for its services rendered) (herein called the “Accountant”), for a determination of such disputed item or items (herein called a “Determination”).  Such Determination shall be completed and the results thereof delivered to Landlord and Tenant by the expiration of one hundred twenty (120) days after the Operating Statement Dispute Deadline (herein called the “Determination Deadline”).  If such Determination is so completed and the results thereof delivered to Landlord and Tenant by the Determination Deadline, such Determination shall be final, conclusive and binding upon Landlord and Tenant.  If Tenant does not dispute in writing any specific item or items in Landlord’s Operating Statement by the Operating Statement Dispute Deadline for such Operating Statement, the Operating Statement in question shall be conclusive and binding upon Tenant.  Prior to performing services hereunder, the Accountant shall agree in writing that the results of its investigation and review of the dispute shall remain confidential (except that the same may be disclosed to Landlord, Tenant, their respective attorneys and accountants, and parties to whom disclosure is required due to applicable Legal

Requirements and Insurance Requirements), and that the Accountant shall not solicit other tenants in the Real Property for the purpose of disputing Operating Statement items.  Landlord shall provide (i) Tenant, during the period prior to the Operating Statement Dispute Deadline, and (ii) the Accountant, following referral of a disputed item to the Accountant as provided above, with reasonable access to or with copies of all records and information reasonably requested by Tenant or the Accountant, as the case may be, and, in the case of the Accountant, reasonably necessary for the Determination.  The party referring such disputed item to the Accountant for determination in accordance with this Section 2.4.3 shall pay all the costs of the Accountant involved in such Determination; provided, however, that if the Determination reveals that the Operating Payment charged to Tenant for the Operating Year in question was more than 107% of the actual correct Operating Payment, Landlord shall be responsible for such costs.  If it shall be so determined that any portion of the amount set forth in the Operating Statement in question that was charged to and paid by Tenant was not properly chargeable to Tenant, then Landlord shall credit to Tenant the amount of such improper charge against the next installment or installments of Rent accruing under the Lease (or, if at the end of the Term, Landlord shall refund such amount to Tenant).

ARTICLE 3 - TENANT’S USE AND OCCUPANCY

3.1.                            Use of Premises.  Tenant, subject to and in accordance with the provisions of this Lease, shall use the Premises for general office use and related laboratory use and for no other purpose.  If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection.  Tenant shall at all times comply with the terms and conditions of each such license or permit.  Tenant represents that there shall be no walk-in or transient business transactions in or about the Premises.  Tenant shall not conduct, nor permit any Tenant Party to conduct, any soliciting or picketing in or on any of the Public Areas.  Tenant shall not permit any Tenant Party to smoke or carry lighted tobacco products in the Public Areas of the Building, including but not limited to lobbies, elevators, hallways, stairwells, and restrooms.  Landlord shall post such areas as nonsmoking areas in accordance with Legal Requirements.

3.2.                            Rules and Regulations.  Tenant shall, and shall cause all Tenant Parties, to faithfully observe and comply with the rules and regulations annexed hereto as Exhibit C, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant in writing, which, in Landlord’s reasonable judgment, shall be necessary for the reputation, safety, care and appearance of the Real Property, or the preservation of good order therein, or otherwise in connection with the operation, management and/or maintenance of the Real Property (such rules and regulations as changed from time to time being herein called “Rules and Regulations”); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

3.3.                            Use of Public Areas.  Tenant, incident to its use of the Premises, shall have (i) a non-exclusive right to use the Core Lavatories (as defined in Article 13 hereof) located on the floors of the Building on which the Premises are located for lavatory purposes only, and (ii) a non-exclusive right of ingress and egress to and from the Premises through the Public Areas (as defined in Article 13 hereof); subject, in all events, to the Rules and Regulations.

3.4.                            Parking.

3.4.1.                  For purposes of this Lease, the following definitions shall apply: (i) the “Parking Areas” shall mean those areas of the Land designated by Landlord, from time to time, for parking to serve the Complex; (ii) the “Reserved Parking Areas” shall mean those portions of the Parking Areas designated by Landlord, from time to time, for reserved parking (i.e., for the exclusive use of one or more persons); and (iii) the “General Parking Areas” shall mean, from time to time, those portions of the Parking Areas which are not then Reserved Parking Areas.  Tenant, incident to its use of the Premises, shall have the right to use, and permit the Tenant Parties to use, the parking spaces located in the General Parking Areas (including all General Parking Areas located at the Complex (and including in particular, if desired by Tenant, the parking lot located in the southwest portion of the Complex (the “Southwest Lot”))), on a “first come, first served” basis in common with other persons designated by Landlord, subject, in all events, to the Rules and Regulations; provided, however, that at no time shall Tenant use, or permit the Tenant Parties to use, in the aggregate, a number of parking spaces in the General Parking Areas in excess of four (4) parking spaces per each 1,000 rentable square feet of the Premises (less the number of Tenant’s Reserved Spaces (as hereinafter defined)).  Landlord shall at all times maintain in the Parking Areas at least four (4) parking spaces for each 1,000 square feet of rentable square feet of the Complex.  Landlord shall not locate the reserved parking spaces of any other tenant of the Complex in the Southwest Lot.

3.4.2.                  Tenant, incident to its use of the Premises, shall have the exclusive right to use ten (10) reserved parking spaces within the Reserved Parking Areas (“Tenant’s Reserved Spaces”), which Tenant’s Reserved Spaces shall be located as shown on the plan attached hereto as Exhibit J (which plan also shows the location of the Parking Areas at the Complex). Tenant will be responsible (i) for the internal allocation of Tenant’s Reserved Spaces (among the Tenant Parties) and (ii) at Tenant’s expense, for the enforcement of Tenant’s exclusive right to use Tenant’s Reserved Spaces (it being agreed that Tenant shall indemnify and hold harmless the Landlord from any claim or action brought against Landlord by any persons or entities as a result of Tenant enforcing its exclusive right to use Tenant’s Reserved Spaces).  Landlord shall, at Tenant’s expense, place a marking on each of Tenant’s Reserved Spaces indicating that the same is a reserved parking space.

3.4.3.                  Tenant shall be permitted, at Tenant’s sole cost and expense, and subject and in accordance with this Section 3.4.3, (i) to construct improvements to a portion of the Parking Areas at a location reasonably designated by Landlord so as to cause the parking spaces located therein to be covered parking spaces (the “Covered Parking Improvements”).  The Covered Parking Improvements shall constitute Alterations and, accordingly, installation thereof shall be performed subject to and in accordance with the applicable provisions of the Lease.  In addition, Tenant shall comply with all reasonable requirements of Landlord relating to the method and scheduling of such installation.  Tenant shall pay for all costs and expenses associated with the construction, maintenance and repair of the Covered Parking Improvements and all other costs associated therewith.  At the expiration or sooner termination of this Lease, the Covered Parking Improvements shall be and become the property of Landlord, unless Landlord has notified Tenant in accordance with the provisions of the Lease that Landlord requires removal thereof at Lease expiration, in which event Tenant shall remove the Covered Parking Improvements and shall restore all portions of the Parking Areas affected by the installation or removal thereof to the condition such portion of the Parking Areas was in prior to the installation thereof.

3.5.                            Tenant’s Signage.

3.5.1.                  Tenant, incident to its use of the Premises, shall have the right to install and maintain a sign (consisting solely of lettering identifying Tenant’s business name) on the entrance door for the Premises (such sign being herein called “Tenant’s Entrance Sign”), provided, that (i) the location, dimensions, design, materials and content of such sign shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed), (ii) the installation of such sign shall be deemed “Alterations” and, accordingly, shall be performed subject to and in accordance with the provisions of Section 5.1 hereof, and (iii) Landlord, at its expense, shall have the right to temporarily remove any sign when necessary or desirable in connection with the operation, management or maintenance of the Real Property (e.g., to paint or incident to the performance of any alterations or repairs).  At Landlord’s expense, Tenant shall be entitled to a Building-standard listing on the existing monument sign at the Complex.

3.5.2.                  Tenant shall be entitled, at Tenant’s sole cost and expense, to install signage on the façade of the Building (“Tenant’s Façade Signage”) and additional directional signage at the Complex (“Tenant’s Directional Signage”).  Tenant’s Façade Signage and Tenant’s Directional Signage shall be subject to Landlord’s prior written approval as to number (as to Tenant’s Directional Signage), location, size, appearance and design, which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall be solely responsible for obtaining all permits and approvals from all applicable Governmental Authorities required for the erection of Tenant’s Façade Signage and Tenant’s Directional Signage.  The inclusion of this Section 3.5.2 in the Lease shall not constitute a representation on the part of Landlord that Tenant shall be able to obtain such permits and approvals, and Tenant’s rights under this Section 3.5.2 are specifically conditioned upon Tenant so obtaining such permits and approvals.  Tenant’s Façade Signage and Tenant’s Directional Signage shall constitute Alterations (as defined in Section 5.1 hereof Lease), and the provisions of Article 5 of this Lease shall apply thereto.

3.5.3.                  Except as provided in this Section 3.5, Tenant shall not have the right to install or maintain any signs in or at the Real Property which are either located outside of the Premises or otherwise visible from the outside of the Premises.

ARTICLE 4 - UTILITIES AND SERVICES

4.1.                            Definitions.  As used herein, the terms “Business Hours” shall mean the hours between 8:00 a.m. and 6:00 p.m. on Business Days, and the hours between 8:00 a.m. and 1:00 p.m. on Saturdays (other than Saturdays which are Holidays), and “Business Days” shall mean all days except Saturdays, Sundays and Holidays.  The term “Holidays” shall mean New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving and Christmas.  The term “Building Services” shall mean the services required to be provided to Tenant by Landlord pursuant to this Article 4.

4.2.                            Electricity.  Landlord, subject to and in accordance with the provisions of this Section

4.2, shall furnish electricity to Tenant for use in the Premises:

(a)                                 Landlord shall furnish the electricity which Tenant shall require in the Premises for lighting and other normal and customary office uses based on six (6) watts per usable square foot of the Premises.  Tenant shall pay to Landlord, as an Additional Charge, for the cost of such electricity (other than electricity furnished to portions of the Premises used for laboratory purposes), the sum of $1.75 per rentable square foot of the Premises (other than electricity furnished to portions of the Premises used for laboratory purposes) per year.  This sum shall be payable to Landlord in advance on a monthly basis together with Fixed Rent and shall represent the cost of such electricity furnished to Tenant, based on six (6) watts per usable square foot of Premises.  Upon written notice to Tenant following an electrical survey performed by Landlord, at Landlord’s election, Landlord shall be entitled to modify such rate to reflect the results of such survey; provided, however, that Tenant shall be entitled to review and, at Tenant’s option, dispute the results of any such survey (such dispute to be resolved by arbitration in a manner reasonably acceptable to both parties).  If the rate payable by Tenant for electricity is modified as a result of any such survey, and Tenant thereafter modifies its use of the Premises in a manner that Tenant reasonably believes will result in a substantial decrease in its consumption of electricity in the portion of the Premises not used for laboratory purposes, Tenant may, at Tenant’s expense, perform an electrical survey (in a manner reasonably acceptable to Landlord) of Tenant’s electrical consumption in such portion of the Premises, and the rate for such consumption shall be modified to reflect the results of such survey (provided, however, that such rate shall not be less than $1.75 per rentable square foot of such portion of the Premises per annum).

(b)                                 (i)                                     Tenant, at Tenant’s expense, as part of the Initial Tenant Work and any applicable subsequent Alterations, shall install and maintain during the Term one or more electrical submeters to measure Tenant’s demand and consumption with respect to the electricity furnished to and consumed by any portion of the Premises utilized for laboratory purposes (for lighting and other normal and customary uses, as well as for equipment or supplemental HVAC equipment serving any such area) (“Tenant’s Submeter”).  Tenant, throughout the Term, shall pay Landlord, in addition to the charge set forth in Section 4.2(a) above, for such electricity as measured by Tenant’s Submeter at the rates set forth in, and otherwise pursuant to the provisions of, this Section 4.2(b).

(ii)                                  Tenant, for any billing period, shall pay Landlord an amount determined by applying (i) Tenant’s electrical demand (measured in KWs) and consumption (measured in KWHRs) for such period, as measured by Tenant’s Submeter, to (ii) the average cost per KW and KWHR incurred by Landlord for electricity consumed at the Real Property for and during such period (inclusive of all taxes, surcharges and other costs and charges incurred by Landlord in connection therewith, including but not limited to costs of implementing measures designed to reduce electric costs).  Tenant shall pay the amount due for any billing period within thirty (30) days after being billed therefor, which bills Landlord may render from time to time (but no more frequently than monthly).  Tenant shall also pay to Landlord an amount equal to the actual out-of-pocket costs reasonably incurred by Landlord to a meter company or otherwise in respect of having Tenant’s Submeter read and having bills prepared and delivered based upon such readings.

(c)  Landlord shall not be required to furnish, and Tenant shall not install a connected load (including all of Tenant’s equipment and systems, but excluding the Building Systems) or otherwise draw, in excess of six (6) watts per usable square foot of Premises.  If any tax is imposed upon Landlord’s receipts from the sale or resale of electric energy to Tenant (directly or indirectly through a general tax on such receipts) by any federal, state or municipal authority, then Tenant shall pay, or reimburse Landlord, such taxes (or its share thereof) in addition to the charges for electricity payable pursuant to Section 4.2(a) or 4.2(b) above.  Tenant will at all times comply with all rules and regulations of the applicable utility company, to the extent the same are applicable to its use of electric energy in the Premises.  Tenant’s use of electric energy shall never exceed the capacity of the then existing feeders, risers or wiring installations serving the Premises.  Except as otherwise provided herein, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if (i) the supply of electric energy to the Premises is temporarily interrupted, or (ii) the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, except to the extent resulting from the willful misconduct or negligence of Landlord or any Landlord Party.  Tenant, at its option, may request Landlord to furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises; and in such event, Tenant shall pay to Landlord or its designated contractor within thirty (30) days after demand therefor the then established Building-wide charges therefor of Landlord or its designated contractor, as the case may be.

4.3.                            Water.  Landlord shall furnish reasonable quantities of potable hot and cold water to the Core Lavatories located on the floor(s) on which the Premises are located for core lavatory and cleaning purposes only, and otherwise as may be included in the Initial Tenant Work.  If Tenant shall require water for any other purposes, then (i) Landlord need only furnish additional cold water for such other purposes, which additional cold water shall be furnished to a point in the Building’s core on the floor(s) on which the Premises are located, and (ii) Landlord may install and maintain, at Tenant’s expense, one or more meters to measure Tenant’s consumption of such additional water (in which event, Tenant, periodically within thirty (30) days after demand, shall pay Landlord for such additional water based upon the readings of such meter or meters).  Tenant, at its expense, shall be solely responsible for distributing within the Premises any additional cold water furnished pursuant to this Section 4.3, and, to the extent Tenant requires hot water, for heating any cold water furnished pursuant to this Section 4.3 (other than hot water furnished to the Core Lavatories as provided in the first sentence of this Section 4.3).

4.4.                            HVAC Service.

4.4.1.                  Landlord, during Business Hours, shall furnish heat, ventilation and air conditioning (“HVAC”) to the Premises as may be reasonably required (except as otherwise provided in this Lease and except for any special requirements of Tenant arising from its particular use of the Premises, including but not limited to portions of the Premises utilized for laboratory use) for reasonably comfortable occupancy of the Premises.

4.4.2.                  If Tenant shall require HVAC services at any time other than during Business Hours (herein called “Overtime HVAC Service”), Landlord shall furnish such HVAC Overtime Service, subject to receiving advance notice from Tenant as follows: (a) as to any Business Day upon which Tenant requires such overtime service prior to 8:00 a.m., upon being notified by Tenant no later than 2:00 p.m. on the Business Day immediately preceding such date; (b) as to any Business Day upon which Tenant requires such overtime service after 6:00 p.m., upon being notified by Tenant no later than 2:00 p.m. on such date; and (c) as to any day which is not a Business Day upon which Tenant requires such overtime service, upon being notified by Tenant no later than 4:00 p.m. on the Business Day immediately preceding such date.  Tenant, in respect of such Overtime HVAC Service, shall pay to Landlord, within thirty (30) days after demand therefor, an amount equal to the Hourly Rate (as hereinafter defined) per hour of Overtime HVAC Service; it being agreed that (x) should Tenant request Overtime HVAC Service after Business Hours on a Business Day, Landlord shall have the right to commence furnishing such service immediately following the expiration of Business Hours, and (y) should Tenant request Overtime HVAC Service prior to Business Hours on a Business Day, Landlord shall have the right to continue furnishing such service until the commencement of Business Hours; and, in either case, Tenant shall be required to pay Landlord as herein provided whether or not Tenant utilizes such service during all hours that Landlord is furnishing same pursuant to Tenant’s request.  As of the date hereof, the “Hourly Rate” for each hour or fraction thereof shall be seventy-five dollars ($75.00) per hour per HVAC unit serving the Premises or any portion thereof; provided, however, that, from and after the date hereof, Landlord shall have the right to increase the Hourly Rate, but only in approximate proportion to increases in Landlord’s costs of providing such Overtime HVAC Service, which increases shall be documented to Tenant.

4.5.                            Access.  Landlord shall provide Tenant with 24 hour a day, 7 day week, use of the Premises, the Parking Areas, any loading dock serving the Building, and passenger and, if applicable, freight elevator access to the Premises.  Such access shall be subject, however, in all events, to the Rules and Regulations.  Tenant shall not be charged for use of the Building elevators or loading dock.

4.6.                            Cleaning.  Landlord shall cause the Premises, including the exterior and the interior of the Building’s exterior windows serving the Premises, to be cleaned in accordance with the provisions of Exhibit D attached to this Lease and made a part hereof.  Tenant, however, shall pay to Landlord, within thirty (30) days after demand, the actual out-of-pocket costs reasonably incurred by Landlord for (i) extra cleaning work in the Premises required because of carelessness, misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, and (ii) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord’s standard cleaning times.  Landlord shall provide to Tenant a credit for the cost applicable at the Complex of standard office cleaning services for the laboratory areas which are not cleaned.  Notwithstanding the foregoing, Landlord (i) shall not be required to clean any portions of the Premises used for laboratory purposes, and (ii) shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes to the extent such areas require greater or more difficult cleaning work than office areas.  Also notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall be solely responsible for the proper and legal disposal of all medical, laboratory, toxic and so-called “red bag” waste, and other regulated substances and materials used in connection with Tenant’s laboratory use, if any, conducted at the Premises (collectively, “Lab Waste”).  Landlord shall have no liability to any person or entity with respect to such Lab Waste.  Tenant shall comply with all Legal Requirements with respect to the generation, storage, collection and disposal of Lab Waste.  In addition, Tenant shall be required, at Tenant’s sole cost and expense, to contract with a licensed laboratory, medical and toxic waste removal company for the disposal of all Lab Waste.  At Landlord’s request, made not more frequently than annually, Tenant shall provide Landlord with a copy of such contract.  Tenant shall indemnify, defend and hold harmless Landlord from and against any and all damage, loss, liability, claims, actions or proceedings, including but not limited to reasonable attorney’s fees and any fines and/or penalties, arising out of or relating to Tenant’s failure to perform any obligation provided herein with respect to such Lab Waste.  Tenant’s obligations with respect to such Lab Waste shall survive the expiration or other termination of this Lease.

4.7.                            Building Directory.  Landlord shall maintain a main directory for the tenants and other occupants of the Building in the lobby of the Building and on each floor of the Building on which the Premises are located.  Such directories, from time to time, may be either manual or computerized.  Tenant (together with its permitted subtenants or assignees) shall be entitled to listings on such directories, and Tenant shall receive top billing on the main lobby directory.  Landlord, from time to time, shall, at Tenant’s expense, make such changes in the listings as Tenant shall request.

4.8.                            Cafeteria.  Landlord and Tenant acknowledge that, as of the date of this Lease, there exists at the Building a cafeteria available for use by all tenants of the Complex.  Landlord shall not cease the operation of such cafeteria before the expiration or termination of this Lease other than reasonable periods of temporary closure due to construction or casualty.  Landlord consents to Tenant communicating directly with the operator of such cafeteria regarding the services and selections provided by such operator.

4.9.                            Interruptions.  Notwithstanding anything to the contrary contained in this Lease, Landlord reserves the right, without liability to Tenant and without it being deemed a default hereunder or a constructive eviction, but, to the extent reasonably practical, upon reasonable prior notice, to stop or interrupt any Building System(s) or Building Service(s) at such times as may be necessary and for as long as may reasonably be required by reason of the making of alterations and/or repairs in or to the Real Property or any portion thereof, or one or more Events of Force Majeure.  Landlord shall have no liability to Tenant as a result of any such stoppage or interruption (but Landlord shall use commercially reasonable efforts to promptly restore any interrupted Building System or Building Service and to minimize interference with Tenant’s normal operations).  Notwithstanding the foregoing, if (a) there is an interruption or stoppage of any Building System or Building Service and the cause or cure of such interruption is within Landlord’s reasonable control (a “Landlord Controlled Interruption”), and such interruption is not due to any negligence or willful misconduct by Tenant or any Tenant Party, (b) such Landlord Controlled Interruption materially, adversely interferes with Tenant’s use of the Premises (or a portion thereof) during Business Hours for more than five (5) consecutive Business Days after Tenant delivers written notice thereof to Landlord, and (c) Tenant actually does not use all or the affected portion, if applicable, of the Premises for the operation of Tenant’s business therein, then during the period of time such condition continues beyond such fifth (5th) consecutive Business Day, Tenant shall be entitled to an equitable abatement of Rent for all or the affected portion of the Premises, as applicable.  Such Rent abatement shall cease immediately upon the earlier to occur of (i) the cessation of such Landlord Controlled Interruption or (ii) Tenant’s re-commencement of use of all or the affected portion of the Premises, as applicable, for the operation of Tenant’s business therein.

ARTICLE 5 - TENANT’S ALTERATIONS, IMPROVEMENTS AND PROPERTY

5.1.                            Tenant’s Alterations.

5.1.1.                  Except as otherwise provided herein, Tenant shall not make any Alterations (as defined below) of any nature without Landlord’s prior written approval as hereinafter provided.  So long as Tenant complies with the provisions of this Section 5.1, Landlord’s approval of proposed Alterations (including but not limited to any internal staircase constructed by Tenant if Tenant leases space on the second (2nd) and third (3rd) floors of the Building) shall not be unreasonably withheld, conditioned or delayed, unless the proposed Alterations are Material Alterations (as hereinafter defined).  As used herein, the following terms shall have the following meanings: (I) “Alterations” shall mean any alterations made, or proposed to be made, by Tenant in or to the Premises; and (II) “Material Alterations” shall mean any Alterations which (a) affect the exterior (including the appearance) of the Building or any other portion of the Building outside of the Premises (except for vents for laboratory areas), (b) are structural or affect the structural elements of the Building, or (c) affect the usage or the proper functioning of the Building Systems or any part thereof.  Tenant shall not be required to obtain Landlord’s consent for Alterations, if such Alterations (i) are not Material Alterations, do not require a construction or building permit, and cost (as an entire Alterations project) less than Fifty Thousand and 00/100 Dollars ($50,000.00), or (ii) are purely cosmetic or decorative (i.e., painting, wall coverings and/or carpeting).  Tenant shall request Landlord’s written approval of any Alterations only by written notice to Landlord, which notice shall be accompanied, if applicable, by two (2) sets of detailed plans and specifications setting forth all such Alterations (such plans and specifications, with respect to any Alterations, being herein called the “Tenant Plans”).  All Tenant Plans shall be prepared at Tenant’s expense by an architect licensed to practice in the State of New Jersey.  Landlord shall not unreasonably withhold, condition or delay its approval of any proposed non-Material Alterations.

5.1.2.                  Tenant, in connection with any Alterations, shall, except with respect to Landlord Consultant Work, (i) reimburse Landlord for all actual out-of-pocket costs reasonably incurred by Landlord (including the reasonable fees of any outside architect, engineer or other professional employed by Landlord) in connection with any review of any Tenant Plans or any other items submitted by Tenant in connection therewith, and (ii) (A) in the event Tenant elects to have Landlord’s designated construction manager for the Building (herein called “Landlord’s Construction Manager”) provide construction management services with respect to such Alterations, Tenant shall pay Landlord’s Construction Manager fifteen percent (15%) of the aggregate cost of such Alterations as compensation for such construction management services, or (B) in the event Tenant does not elect to have Landlord’s Construction Manager provide construction management services with respect to such Alterations, Tenant shall pay Landlord’s Construction Manager a general supervision fee of three percent (3%) of the aggregate cost of such Alterations as compensation for general oversight and coordination by Landlord’s Construction Manager.  Prior to commencing such Alterations, Tenant shall furnish Landlord with an estimate of the cost of such Alterations (which estimate shall be subject to Landlord’s reasonable review and approval), and, upon completion of the Alterations, shall pay to Landlord’s Construction Manager the amount of the construction management or general supervision fee described in the preceding sentence.  Tenant acknowledges that any review or approval by Landlord of any Tenant Plans with respect to any Alterations, and/or any on-site inspections of any Alterations, and/or any supervision by Landlord of Alterations, are solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency of any such Tenant Plans or Alterations, or the compliance thereof with Legal Requirements, Insurance Requirements or the provisions of this Lease, and Landlord shall have no liability or responsibility therefor.  Alterations shall be performed only by contractors that have been first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed.  Once commenced, Tenant shall cause all Alterations to be diligently performed to completion in accordance with the Tenant Plans approved by Landlord, in compliance with Legal Requirements and Insurance Requirements, and otherwise in a good and workmanlike manner (using materials at least equal in quality and class to the then standards for the Building).  Tenant, at its expense, shall obtain (and furnish true and complete copies to Landlord of) all governmental permits and certificates required for the commencement and prosecution of Alterations and for final approval thereof upon completion.  Alterations shall be performed in such manner as not to interfere with, or impose any additional expense (except to the extent Tenant reimburses Landlord therefor) upon, Landlord in the operation, management, maintenance and/or repair of the Real Property.  Throughout the performance of any Alterations, Tenant, at its expense, shall carry, or cause to be carried, (i) workers’ compensation insurance in statutory limits, and (ii) such general liability insurance and other insurance as Landlord shall reasonably require (but not in excess of the insurance Tenant may be required to carry under Section 8.1 hereof).  Tenant, promptly upon the completion of any Alterations, shall deliver to Landlord “as built” drawings therefor, if applicable.  Tenant, in connection with any Alterations or any other work, shall comply with and observe, and shall cause each of its contractors to comply with and observe, the rules and regulations annexed hereto and made a part hereof as Exhibit E, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant in writing (such rules and regulations, as changed from time to time, being herein called the “Alteration Rules and Regulations”); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Alteration Rules and Regulations, the provisions of this Lease shall control.

5.2.                            Tenant’s Improvements and Tenant’s Property.

5.2.1.                  For purposes of this Lease, the following definitions shall apply:

“Tenant’s Improvements” shall mean all improvements, betterments, fixtures (inclusive of trade fixtures), equipment and appurtenances attached to or built into the Premises by or on behalf of Tenant (whether or not at Tenant’s expense) during the Term, including the Initial Tenant Work and all Alterations (and including Tenant’s line, riser and other connections to the Building Systems and any separate HVAC, electrical or other mechanical system or facility installed by or on behalf of Tenant), but excluding Tenant’s Property and the work performed by Landlord pursuant to Section 1.4.

“Tenant’s Property” shall mean all office furniture and equipment, movable partitions, communications equipment and other articles of movable personal property owned or leased by Tenant and located in the Premises, including all computer, IT/VA, telephone and other cables and wiring installed by or on behalf of Tenant.  For purposes of this Lease, Tenant’s Entrance Sign shall be deemed Tenant’s Property.

5.2.2.                  All Tenant’s Improvements, upon the installation thereof, shall be and remain Landlord’s property and shall not be removed by Tenant at anytime during the Term (except in connection with permitted Alterations) or upon the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, Landlord may require Tenant, at Tenant’s expense, to remove all or any portion of any of the following Tenant’s Improvements prior to the expiration of this Lease (or within thirty (30) days following the earlier termination hereof): (i) Alterations to portions of the Premises consisting of laboratory space or used for laboratory purposes, (ii) Tenant’s Rooftop Equipment (as hereinafter defined), (iii) Tenant’s Façade Signage, (iv) Tenant’s Stand-by Generator (as hereinafter defined), (v) the Car Charger (as hereinafter defined), and/or (vi) any internal staircase constructed by Tenant in the Premises.  With respect to Tenant’s Façade Signage, Tenant shall in any event remove such signage as provided above.  With respect to the other items of Tenant’s Improvements described above, Tenant shall remove such items if Landlord notified Tenant at the time of Landlord’s approval thereof that Landlord requires the removal thereof at Lease expiration.  In any such event, Tenant shall repair any damage to the Real Property (including the Premises) resulting from any such removal and restore any affected areas thereof, normal wear and tear, damage from fire or other casualty, eminent domain or condemnation excepted.

5.2.3.                  All Tenant’s Property shall be and shall remain the property of Tenant throughout the Term and may be removed by Tenant at any time during the Term.  Upon the expiration of this Lease (or within thirty (30) days after the earlier termination hereof), Tenant, at its expense, shall remove all Tenant’s Property from the Premises.  Tenant shall repair any damage to the Real Property (including the Premises) resulting from any removal of Tenant’s Property and shall restore any affected areas of the Real Property, normal wear and tear, damage from fire or other casualty, eminent domain or condemnation excepted.  Any items of Tenant’s Property which shall remain in the Premises after the expiration of this Lease (or, as the case may be, for more than thirty (30) days following an earlier termination of this Lease), may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine.  Tenant shall have the right to lease or otherwise create a security interest in Tenant’s Property, and Landlord agrees, at Tenant’s expense, to execute a commercially reasonable agreement with any lessor or secured party, allowing such party to enter the Premises and remove such Tenant’s Property in the event of a default under such agreement by Tenant.

5.3.                            Title, Mechanics Liens, Union Conflicts, Etc.  All Alterations shall be fully paid for by Tenant.  No Tenant’s Improvements shall be subject to any conditional bills of sale, chattel mortgage or other title retention agreements.  Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from, or otherwise connected with, Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any Tenant Party, which shall be issued by any Governmental Authority.  Tenant shall defend, indemnify and hold harmless Landlord from and against any and all mechanic’s and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or any Tenant Party and from and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon.  Tenant, at its expense, shall procure the satisfaction or discharge of record by bonding, payment or otherwise, of all such liens and encumbrances within thirty (30) days after knowledge or notice thereof.

ARTICLE 6 - RESERVATION OF REAL PROPERTY; LANDLORD’S ACCESS

6.1.                            Reservation of Real Property.  Except for the Premises (which, for purposes of this Lease, shall consist only of the space within the inside surfaces of all demising and exterior walls, hung ceilings, floors, windows and doors bounding the Premises), all of the Real Property, including the Land and the Base Building, is reserved to Landlord and persons authorized by Landlord, subject only to any rights of Tenant to use areas of the Real Property outside of the Premises that may be expressly provided for hereunder.  Landlord, without limiting the generality of the foregoing, hereby reserves the following rights (which may be exercised, in each and every case, without any liability to Tenant) upon reasonable prior written notice to Tenant (except in the case of an emergency): (a) the right to change the name and/or address of the Building, together with the exclusive right to use the name of the Building, at any time and from time to time; (b) the right to make, or permit to be made, such alterations and/or repairs in or to the Real Property or any part thereof (other than to the interior of the Premises), as Landlord shall deem necessary or desirable; and (c) the right to close or render inoperable any part of the Real Property (outside of the Premises), as to (b) and (c) so long as reasonable access to the Premises and reasonable parking consistent with the requirements of this Lease are maintained.

6.2.                            Landlord’s Access to Premises.  Landlord, and persons authorized by Landlord, shall have the right, upon 24-hour notice and, if required by Tenant, accompanied by a representative of Tenant (or, in the case of an emergency, without notice) to enter upon and/or pass through the Premises, at reasonable times (or, in the case of an emergency, at any time or times), for one or more of the following purposes: (a) to examine and/or inspect the Premises or any portions of the Real Property accessible through the Premises, (b) to show them to actual and prospective purchasers, Underlying Lessors or Mortgagees, or, during the last twelve (12) months of the Term, prospective tenants of the Building or any part of the Complex, (c) to make such alterations and/or repairs in or to the Real Property (other than to the interior of the Premises) or any part thereof as Landlord, or persons authorized by Landlord, are required or desire to make, (d) to make such alterations and/or repairs in or to the Premises or any part thereof as Landlord is required or permitted to make, and/or (e) to read any utility meters located therein.  Landlord, and such authorized persons, may, without liability to Tenant, take all materials into and upon the Premises that may be reasonably required in connection therewith.  In connection with Landlord’s activities under this Section 6.2, Landlord agrees to make commercially reasonable efforts to minimize any interference with Tenant’s operations.

ARTICLE 7 - QUIET ENJOYMENT; UNDERLYING INTERESTS

7.1.                            Quiet Enjoyment.  So long as Tenant pays all of the Rent and observes and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to all Mortgages and Underlying Leases.

7.2.                            Underlying Interests.

7.2.1.                  For purposes of this Lease, the following definitions shall apply:

“Mortgage” shall mean any mortgage which may now or hereafter affect the Land and/or the Building, or any part of either, including a Mortgage on the interest of any Underlying Lessor, and “Mortgagee” shall mean any holder of any Mortgage.

“Underlying Lease” shall mean any ground lease, overriding lease or underlying lease of the Land and/or the Building, or of the portion of the Building of which the Premises are a part, now or hereafter existing, and “Underlying Lessor” shall mean any lessor under an Underlying Lease.

7.2.2.                  Subject to the provisions of Section 7.2.7, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all Underlying Leases and Mortgages, and any modification, amendment, consolidation, extension or renewal thereof.  This Section 7.2.2 shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, an Underlying Lessor or a Mortgagee may reasonably request to evidence such subordination.  If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to abate or offset against the payment of Rent or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Mortgagee and each Underlying Lessor whose name and address shall previously have been furnished to Tenant in writing, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Mortgagee or Underlying Lessor shall have become entitled under such Mortgage or Underlying Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy plus thirty (30) days), provided such Mortgagee or Underlying Lessor shall give Tenant notice of its intention to, and with due diligence commence and continue to, remedy such act or omission.

7.2.3.                  If any Mortgagee or Underlying Lessor, or any designee of any Mortgagee or Underlying Lessor or any other person, shall succeed to the rights of Landlord under this Lease through a Mortgage or Underlying Lease, whether through possession or foreclosure action, or transfer or assignment in lieu thereof, or delivery of a new lease or deed, then at the request and option of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”), and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment; provided, however, that any such Successor Landlord shall not be (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord); (ii) liable for the return of any monies paid to or on deposit with any prior landlord (including, without limitation, Landlord), except to the extent such monies or deposits are delivered to such Successor Landlord; (iii) subject to any offset, credit, claims or defenses that Tenant might have against any prior landlord (including, without limitation, Landlord); (iv) bound by any rent which Tenant might have paid more than thirty (30) days in advance for more than the current month to any prior landlord (including, without limitation, Landlord) unless actually received by such Successor Landlord; (v) bound by any covenant to perform or complete any construction in connection with the Property or the

Premises or to pay any sums to Tenant in connection therewith; (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgement, cancellation or surrender of, this Lease made without the consent of such Successor Landlord; (vii) bound by any representation or warranty made by any prior landlord (including, without limitation, Landlord); or (viii) required to account for any security deposit of Tenant other than a security deposit actually delivered to the Successor Landlord.  Upon any such attornment, this Lease shall continue in full force and effect as, and as if it were, a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except as herein provided to the contrary.

7.2.4.                  If, in connection with obtaining financing or refinancing for the Land or the Building, a prospective Mortgagee or Underlying Lessor shall require reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold its consent thereto, provided that such modifications do not increase Tenant’s monetary obligations hereunder, increase to any material extent the obligations or decrease to any material extent the rights of Tenant hereunder.

7.2.5.                  This Lease may not be modified or amended so as to reduce the rent, shorten the Term or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered except pursuant to an express cancellation right herein contained, without the prior written consent of any Mortgagee or Underlying Lessor whose Mortgage or Underlying Lease, respectively, contains such an approval right.   Any such modification, amendment, cancellation or surrender, made without such consent, shall not be binding upon such Mortgagee or Underlying Lessor.

7.2.6.                  If Tenant receives a notice from an Underlying Lessor or Mortgagee that the rentals under this Lease should be paid to the Underlying Lessor or to the Mortgagee pursuant to the terms of the applicable Underlying Lease or Mortgage, then Tenant shall thereafter pay, as directed by the Underlying Lessor or Mortgagee, all rents and all other monies due or to become due to Landlord under this Lease until further notice from the Underlying Lessor or Mortgagee, and Landlord hereby expressly authorizes Tenant to make such payments and hereby agrees that Tenant’s compliance with such notice shall not be deemed a violation of this Lease.

7.2.7.                  Landlord shall obtain from the current Mortgagee not later than sixty (60) days after the Commencement Date a commercially reasonable non-disturbance agreement which provides in substance that so long as Tenant is not in default under the Lease past applicable cure periods, its use and occupancy of the Premises shall not be disturbed notwithstanding any default of Landlord under such Mortgage (an “SNDA”).  The SNDA from the current Mortgagee shall be in substantially the form attached hereto and made a part hereof as Exhibit F.  Landlord shall request an SNDA with respect to this Lease from any future Mortgagee or Underlying Lessor, and, in the absence of such an SNDA, this Lease shall not be subordinate to any such future Mortgage or Underlying Lease.  If there is any conflict between the terms and provisions of this Section 7.2 and the terms and provisions of any SNDA, the terms and provisions of the SNDA shall prevail.

ARTICLE 8 - BASIC LEASE OBLIGATIONS

8.1.                            Insurance.

8.1.1.                  Tenant, at its expense, shall maintain, at all times during the Term, (i) “all risk” property insurance covering all Tenant’s Improvements and Tenant’s Property to a limit of not less than the full replacement cost thereof, (ii) commercial general liability insurance, including blanket contractual liability coverage, with limits of not less than Three Million Dollars ($3,000,000) combined single limit for personal injury and property damage liability in any one occurrence, and (iii) such other insurance, with such limits, as Landlord shall from time to time reasonably require Tenant to maintain, consistent with that being required by owners of comparable properties in the market area of the Real Property.  Landlord may, from time to time, require that the limits of the aforesaid insurance be increased to amounts which are consistent with the amounts being charged by owners of comparable properties in the market area of the Real Property.  The deductibles of any insurance required to be maintained by Tenant shall be in amounts which are consistent with the amounts being required to be maintained by owners of comparable properties in the market area of the Real Property. Tenant’s insurance obligations under this Section 8.1.1 may be satisfied by “blanket” policies of insurance.   Landlord, Linque Management Company, Inc. (and/or, at Landlord’s option, any Mortgagee or Underlying Lessor), shall be named as a “loss payee” under the insurance policies providing “all risk” property coverage on Tenant’s Improvements.  Landlord and its managing agent, if any, and each Mortgagee and Underlying Lessor whose name and address shall previously have been furnished to Tenant in writing shall be named as additional insureds under Tenant’s insurance policies providing general liability coverage.  Each of the insurance policies required to be maintained pursuant to this Section 8.1.1 shall be issued by companies licensed to do business in the State of New Jersey having a Best’s rating of A-:VII or better, and otherwise reasonably acceptable to Landlord.  Tenant, within a reasonable time prior to the Commencement Date, and thereafter (for renewals of existing policies) a reasonable time prior to the date of expiration of any existing policy, shall deliver to Landlord a certificate reasonably acceptable to Landlord for each insurance policy required to be carried by Tenant hereunder.  Tenant agrees to give immediate notice to landlord of any notice of cancellation or non-renewal which it receives from any insurer.  Landlord agrees to maintain in full force and effect, during the Term of this Lease, “all risk” property damage insurance on the Building to a limit of not less than the full replacement cost thereof, and commercial general liability insurance, in such form and having such limits as are provided above and otherwise reasonably determined by Landlord.

8.1.2.                  Tenant shall not violate, or permit any Tenant Party to violate, any Insurance Requirements or any terms or conditions imposed by any insurance policy then issued in respect of the Real Property.  Each party agrees to have included in each of its “all risk” insurance policies (insuring the Base Building in case of Landlord, and insuring Tenant’s Improvements and Tenant’s Property in the case of Tenant) a waiver of the insurer’s right of subrogation against the other party during the Term.  Each party hereby releases the other party, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the Term, if, and to the extent, such loss, damage or destruction is, or under this Section 8.1 is required to be, insured under a policy or policies containing a waiver of subrogation.

8.2.                            Indemnification.

8.2.1.                  Tenant shall indemnify and hold harmless Landlord and any Landlord Party (as hereinafter defined) from and against any and all third-party claims arising from or in connection with: (a) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the Term; (b) any negligence or willful misconduct of Tenant or any Tenant Party (as hereinafter defined); (c) any accident, injury or damage whatever occurring in, at or upon the Premises; and (d) any breach or default by Tenant under this Lease; together with all actual reasonable out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim, or any action or proceeding brought thereon, including all reasonable attorneys’ fees and expenses.

8.2.2.                  Landlord shall indemnify and hold harmless Tenant and any Tenant Party from and against any and all third-party claims arising from or in connection with: (a) any work or thing whatsoever done, or any condition created by Landlord or any Landlord Party in or about the Complex (other than the Premises) during the Term; (b) any act, omission or negligence of Landlord or any Landlord Party; (c) any accident, injury or damage whatever to the extent caused by the negligence of Landlord or any Landlord Party occurring in, at or upon the Complex (but not in the Premises); and (d) any breach or default by Landlord under this Lease; together with all actual reasonable out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim, or any action or proceeding brought thereon, including all reasonable attorneys’ fees and expenses.

8.3.                            Compliance with Laws.  Tenant, at its expense, shall (i) comply with all Legal Requirements requiring compliance in respect of the Premises or the use and occupancy thereof, and (ii) be responsible for the cost of any other compliance with Legal Requirements in respect of the Real Property which arises from Tenant’s use and occupancy of the Premises; provided, however, that Tenant shall not be required to perform, or be responsible for the cost of, any alterations to the Base Building (or any alterations or repairs of the structural members of the Building located in the Premises) which are required to be performed to comply with any Legal Requirements, unless the need for such compliance arises by reason of (w) the manner of conduct of Tenant’s business in the Premises, (x) the performance of any Alterations or the operation, use or presence of any Tenant’s Improvements or Tenant’s Property, (y) any condition created by or at the instance of Tenant, or (z) the breach of any of Tenant’s obligations hereunder.  Landlord shall be responsible, at Landlord’s expense, and shall indemnify Tenant against liability with respect to, compliance with all Legal Requirements requiring compliance in respect of the Base Building (and structural members of the Building located in the Premises), and the Real Property, except to the extent the cost thereof is the responsibility of Tenant as provided above.

8.4.                            Repairs and Maintenance.

8.4.1.                  Tenant, throughout the Term, shall, at its expense, keep and maintain, and take good care of, the Premises and make all needed interior and non-structural repairs in and to, the Premises, including all needed repairs to Tenant’s Improvements and Tenant’s Property.  Tenant shall also be responsible for the cost of repairs made by Landlord to the Base Building to the extent that the need for the same arises out of (i) Tenant’s performance of Alterations, (ii) the operation, use or presence of any Tenant’s Improvements, or the installation, operation, use or presence of Tenant’s Property, (iii) the moving of any Tenant’s Improvements or Tenant’s Property, or (iv) any breach of Tenant’s obligations under this Lease, or any negligent or wrongful act or omission by Tenant or any Tenant Party.

8.4.2.                  Landlord, throughout the Term, shall keep and maintain, and make all needed repairs in and to, the Base Building and the Real Property, but only to the extent that the same affect Tenant’s use and occupancy of the Premises, and all repairs to the Premises to the extent that the need for the same arises out of any negligence or willful misconduct of Landlord or any Landlord Party.  Such repairs shall be made at Landlord’s expense, except as provided in Section 8.4.1 above.

8.5.                            Damage and Destruction.

8.5.1.                  If the Building, the Real Property or the Premises shall be partially or totally damaged or destroyed by fire, flood or other casualty, then, unless this Lease shall be terminated as hereinafter provided in this Article, (i) Landlord shall repair and restore (A) the Base Building and the Public Areas, and (B) Tenant’s Improvements (all such repair and restoration work being herein called the “Landlord Restoration Work”), with commercially reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage or destruction, and (ii) Tenant shall repair and restore Tenant’s Property with commercially reasonable dispatch after such damage or destruction and the collection of the insurance proceeds attributable to such damage or destruction.  The proceeds of Tenant’s insurance policies providing coverage for Tenant’s Improvements shall be paid to Landlord.

8.5.2.                  If the Premises and/or the Building shall be damaged or destroyed by fire or other casualty so as to render the Premises or the Public Areas completely or partially untenantable, or otherwise unusable, then the Rent shall be abated in the proportion that the untenantable or unusable area of the Premises bears to the total area of the Premises for the period from the date of the damage or destruction to the date that the Landlord Restoration Work shall be substantially completed; provided, however, that (i) if in Landlord’s reasonable judgment the Landlord Restoration Work would have been substantially completed at an earlier date but for Tenant’s having failed to reasonably cooperate with Landlord in effecting the same, then the Landlord Restoration Work shall be deemed to have been substantially completed on such earlier date and, accordingly, any abatement shall cease, and (ii) if Tenant or any of its subtenants shall reoccupy a portion of the Premises for the purpose of conducting business therein prior to the substantial completion of the Landlord Restoration Work, then the Fixed Rent, Operating Payment and Tax Payment allocable to such reoccupied portion (on a pro-rata rentable square foot basis), shall be payable by Tenant from the date of such occupancy.

8.5.3.                  If either (i) the Building or the Real Property shall be damaged or destroyed by fire, flood or other casualty (whether or not the Premises are damaged or destroyed) such that its repair and restoration requires more than two hundred seventy (270) days or the expenditure of more than twenty (20%) percent of the full insurable value of the Building immediately prior to the date of the damage or destruction or (ii) if the Premises shall be totally or substantially (i.e., for this purpose, more than thirty (30%) percent) damaged or destroyed by fire or other casualty (as reasonably estimated, in either case, by a reputable contractor, registered architect or licensed professional engineer designated by Landlord), then, in either such case, Landlord may terminate this Lease by giving Tenant notice to such effect within forty-five (45) days after the date of the casualty.  If the Building the Public Areas or the Premises shall be damaged or destroyed by fire, flood or other casualty such that its repair and restoration requires more than two hundred seventy (270) days (as reasonably estimated by a reputable contractor, registered architect or licensed professional engineer designated by Landlord), then, in such case, Tenant may terminate this Lease by giving Landlord notice to such effect within forty-five (45) days after the date of Tenant’s receipt of such estimate from Landlord.  For the purpose of this Section only, “full insurable value” shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building.

8.5.4.                  Except as provided in Section 8.5.3, Tenant shall not be entitled to terminate this Lease by reason of damage or destruction to the Real Property.  Landlord shall have no liability to Tenant, by reason of any inconvenience, loss of business or annoyance arising from any repair or restoration work in respect of the Real Property.

8.6.                            Condemnation.  If the whole or a material portion of the Building, the Premises or the Public Areas shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (whether permanently or temporarily for more than six (6) months), this Lease shall terminate as of the date of vesting of title on such taking, and the Rent shall be prorated and adjusted as of such date.  Landlord shall be entitled to receive the entire award or payment in connection with any taking without reduction therefrom for any estate vested in Tenant by this Lease or any value attributable to the unexpired portion of the Term and Tenant shall receive no part of such award.  Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment and waives any right to the value of the unexpired portion of the Term.  Notwithstanding the foregoing, Tenant may make a separate claim for moving costs and for the taking of Tenant’s Property.  A taking of more than twenty-five percent (25%) of the Parking Areas shall be considered a taking of a material portion of the Building, unless Landlord can replace such areas with new parking areas located within walking distance of the Building.

8.7.                            Compliance with ISRA.

8.7.1.                  Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with all of the requirements of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and any amending and/or successor legislation and/or regulations thereto (the “Act”), and all rules, regulations, opinions, orders and directives issued or promulgated in connection with the Act by the New Jersey Department of Environmental Protection (the “DEP”), as the same may be amended or substituted from time to time, to the extent such fulfillment, observance or compliance is required due to the nature of Tenant’s business or due to Tenant’s specific use and/or occupancy of, or any act or omission of Tenant or any Tenant Party in or about, the Premises.  (The Act and all of said rules, regulations, ordinances, opinions, orders and directives, as the same may be amended from time to time, and any amending and/or successor legislation and/or regulations thereto, are hereinafter collectively referred to as “ISRA”.)  Without limiting the generality of the foregoing, upon the written request of Landlord or the occurrence of a “Triggering Event” under ISRA, Tenant agrees to cooperate with Landlord in obtaining evidence of compliance with ISRA.  Specifically in that regard, Tenant agrees that it shall (i) to the extent true, execute and deliver any affidavits, applications or other filings required by Landlord, (ii) allow inspections and testing of the Premises, and (iii) perform any requirement reasonably requested by Landlord as is necessary for the receipt of any such approval at Landlord’s expense.

8.7.2.                  Tenant represents and warrants to Landlord that it will conduct its operations at the Premises at all times during the Term of the Lease so that it is not deemed to be operating an Industrial Establishment (as currently defined) within the Premises or so as to qualify for the exemption from the current provisions of the Act set forth in N.J.A.C. 7:26B-2.1(b)2., exempting administrative offices from the provisions of the Act (the “Office Exemption Regulation”).  Tenant covenants and agrees that it will not do anything which will cause the Premises to become an Industrial Establishment during the Term of this Lease.

8.7.3.                  Notwithstanding anything herein to the contrary, in the event the Premises become an Industrial Establishment, then Tenant shall be solely responsible for any ISRA compliance pertaining to the Premises required due to the Premises becoming an Industrial Establishment hereunder.

8.7.4.                  Tenant does hereby agree to indemnify, defend and hold harmless Landlord and each Mortgagee or Underlying Lessor of the Premises from all losses, costs, damages and expenses (including fines, penalties, engineering and other professional or expert fees, and legal fees) resulting, directly or indirectly, whether foreseen or unforeseen, from any claim, demand, liability, obligation, right or cause of action, including but not limited to governmental or private rights of action (collectively, “Claims” or “Claim”), that may be asserted against Landlord or any such Mortgagee or Underlying Lessor as a result of Tenant’s breach of any representation, warranty or covenant of this Section 8.7 through no fault of Landlord or any Landlord Party.  Tenant further agrees, at its sole cost and expense, to promptly discharge and remove any lien or encumbrance against the Premises, the Building, or the Land or against any other property owned or controlled, in whole or in part, by Landlord, imposed due to Tenant’s failure to comply with ISRA through no fault of Landlord or any Landlord Party.

8.8.                            Other Environmental Laws.  Tenant agrees that it shall, at its sole cost and expense, promptly comply and keep continually in full compliance with all federal, state and local laws, ordinances, rules, regulations and requirements relating to air, ground and water pollution and protection and/or preservation of the environment with respect to any use of Hazardous Substances on or about the Premises or the Building by Tenant or any Tenant Party.

8.9.                            Landlord’s Environmental Indemnification.  As between Landlord and Tenant, Landlord will be solely responsible for and will defend, indemnify and hold harmless Tenant from and against all claims, judgments, actions, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with (i) the generation, manufacture, refining, transportation, treatment, storage, handling and/or disposal by Landlord, Landlord’s agents, employees, contractors, invitees or other tenants of the Complex of Hazardous Substances in, on or about the Premises, the Building or the Complex, or (ii) the existence of any Hazardous Materials located in, on or about the Premises, the Building or the Complex prior to the Commencement Date of this Lease, including but not limited to all claims, costs, and liabilities, including attorneys’ fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials required as a result thereof.  Landlord’s obligations under this Section 8.9 will survive the termination of this Lease.

ARTICLE 9 - ASSIGNMENT, SUBLETTING AND MORTGAGING

9.1.                            General Prohibition.  Except as otherwise provided herein, Tenant shall not (a) assign or otherwise transfer in whole or in part this Lease, (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by any person other than Tenant for any purpose, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord as hereinafter provided.  The consent by Landlord to a particular assignment, subletting or mortgaging shall not in any way be considered a consent by Landlord to any other or further assignment, subletting or mortgaging.

9.2.                            Tenant’s Notice.  If Tenant shall, at any time or from time to time, during the Term propose to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord (herein called “Tenant’s Notice”), which notice shall be accompanied by (i) a fully executed duplicate original of the proposed assignment or sublease, or a statement setting forth the exact proposed business terms for such sublease or assignment (herein called the “Proposed Terms”), the effective date or commencement date of which shall be not less than thirty (30) days, nor more than one hundred and eighty (180) days, after the giving of such notice, and the effectiveness of which shall be expressly conditioned upon the obtaining of Landlord’s written consent thereto, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report, and (iv) in the case of a proposed sublease of less than the entire Premises, a floor plan clearly indicating the specific portion of the Premises to be subleased and all means of ingress and egress to and from such proposed sublease space.  Tenant, upon request, shall also provide Landlord with any additional information that Landlord shall reasonably request in respect of such proposed assignment or sublease.

9.3.                            Consent.

9.3.1.                  If Landlord receives a Tenant’s Notice, then, provided that there is no uncured Event of Default in existence as of the date of Tenant’s Notice or at anytime thereafter prior to Landlord granting its written consent, Landlord’s consent to the proposed assignment or sublease set forth in Tenant’s Notice shall not be unreasonably withheld, conditioned or delayed (and any notice of Landlord refusing to grant such consent shall include the reasons for such refusal); provided, that:

(a)  Tenant shall have complied with all the provisions of this Article, and, in the case of a proposed assignment or sublease for which an executed counterpart thereof was not provided with Tenant’s Notice, the proposed assignment or sublease shall comply with the provisions of this Article, be on the Proposed Terms, be in a form reasonably satisfactory to Landlord (which form shall be submitted to Landlord for review and approval promptly after the date that Landlord consents to the proposed assignment or sublease), and be executed by Tenant and the proposed assignee or subtenant and a fully executed copy thereof delivered to Landlord within ninety (90) days after Landlord’s approval of the proposed form thereof;

(b)  the proposed assignment or sublease shall comply with the provisions of this Article, and the form thereof shall otherwise be reasonably satisfactory to Landlord;

(c)  the proposed assignee or subtenant (i) shall be a reputable person or entity of good character, and (ii) shall be engaged in a business or activity which is in keeping with the then standards of the Building;

(d) Landlord shall not have been involved in litigation with the proposed assignee or subtenant within the prior five (5) years;

(e) Tenant shall not then be in default of any of its obligations under this Lease, or have committed two (2) or more Events of Default (whether or not subsequently cured) during the immediately previous twelve (12) months;

(f)  unless at the time of the proposed assignment or sublease there is not available for lease, or scheduled to become available for lease within ninety (90) days thereafter, rental space in the Building leasable in a single block containing not less than eighty percent (80%) nor more than one hundred twenty percent (120%) of the rentable square footage of the area to be covered by the proposed assignment or sublease, neither the proposed assignee or subtenant nor any company controlled by, under common control with or controlling the proposed assignee or subtenant (i) shall then be a tenant or occupant of any space in the Building or in the Complex, or (ii) shall have, within the six (6) month period prior to the date of Tenant’s Notice, negotiated with Landlord with respect to the leasing of any space in the Building or the Complex.

9.3.2.                  Landlord’s consent to any assignment or sublease shall be set forth in an instrument prepared by Landlord in form reasonably satisfactory to Landlord, and in the case of any assignment, such instrument shall include an assumption by the proposed assignee of the obligations of Tenant hereunder.  Landlord’s consent shall not be effective until such instrument is executed and delivered by Landlord, Tenant and the proposed assignee or subtenant.  Landlord’s decision on the request contained in Tenant’s Notice shall be rendered within thirty (30) days after Landlord’s receipt of same, failing which it shall be deemed that Landlord has consented to same.  Any sublease shall contain the following provision:

“Underlying Lease Agreement.  This Sublease and Subtenant’s rights under this Sublease shall at all times be subject and subordinate to the underlying Lease identified in Paragraph          hereof, and Subtenant shall perform all obligations of Tenant under said Lease, with respect to the Sublease Premises.  Subtenant acknowledges that any termination of the underlying Lease shall extinguish this Sublease.  Landlord’s consent to this Sublease shall not make Landlord a party to this Sublease, shall not create any privity of contract between Landlord and Subtenant or other contractual liability or duty on the part of the Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the underlying Lease, in respect of the Sublease Premises.  Subtenant shall have no right to assign this Sublease or further sublet the Premises without the prior written consent of Landlord.  Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Lease shall be of no effect as to Landlord and Landlord shall not assume any obligations as landlord under the Sublease and Tenant shall not acquire any rights under the Sublease directly assertable against Landlord under the underlying Lease.  Tenant hereby collaterally assigns to Landlord this Sublease and any and all payments due to Tenant from Subtenant as additional security for Tenant’s performance of all of its covenants and obligations under the underlying Lease, and authorizes Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Landlord.  Subtenant hereby consents to such collateral assignment of this Sublease to Landlord and agrees to observe its obligations created hereby.”

Tenant shall reimburse Landlord within thirty (30) days after demand for any actual out-of-pocket costs that may reasonably be incurred by Landlord in connection with any proposed assignment or sublease (not to exceed $2,500.00), including (i) the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and (ii) reasonable legal costs incurred in connection with the granting of any requested consent.  Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord, at Landlord’s option, in the event of any default by Tenant under the terms of this Lease.

9.4.                            Profits.

9.4.1.                  For purposes of this Lease, the following definitions shall apply:

“Assignment Consideration”, with respect to any assignment, shall mean an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment.

“Sublease Consideration”, with respect to any sublease with respect to any calendar year, shall mean the excess of (i) any and all rents, additional charges or other consideration paid under the sublease to Tenant by the subtenant, over (ii) the Rent accruing during such year in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof.

“Transaction Expenses”, with respect to any assignment or sublease, shall mean the sum of (i) the out-of-pocket and reasonable advertising expenses and brokerage commissions paid by Tenant in connection with the assignment or sublease, plus (ii) the out-of-pocket construction and work allowance costs paid by Tenant in order to prepare the Premises (or portion thereof) for the initial occupancy of the assignee or subtenant, plus (iii) any other reasonable out-of-pocket costs actually incurred by Tenant in connection with such assignment or sublease.

9.4.2.                  If Landlord shall consent to any assignment of this Lease, then, in consideration therefor, Tenant, within thirty (30) days after the effective date of the assignment, shall (i) deliver to Landlord a written statement, certified by an officer of Tenant, setting forth the Assignment Consideration and the Transaction Expenses with respect to such assignment, and (ii) pay to Landlord, as Additional Charges, as it accrues, an amount equal to fifty percent

(50%) of the excess of the Assignment Consideration over the Transaction Expenses.  If Landlord shall consent to any sublease, then, in consideration therefor, Tenant shall, during the term of the sublease, (i) deliver to Landlord semi-annual statements, certified by an officer of Tenant, setting forth the Sublease Consideration and the Transaction Expenses with respect to such sublease, and (ii) pay to Landlord, as Additional Charges, an amount equal to fifty percent (50%) of the excess of the Sublease Consideration over the Transaction Expenses.

9.5.                            Miscellaneous.

9.5.1.                  Notwithstanding any assignment or transfer of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, Tenant shall remain fully liable for the payment of Rent and for the performance and observance of all other obligations of this Lease on the part of Tenant to be performed or observed.  Tenant’s liability shall be joint and several with any immediate and remote successors in interest of Tenant, and such joint and several liability in respect of Tenant’s obligations under this Lease shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.  All subleases shall be subject and subordinate to this Lease, and each sublease shall expressly so provide and shall further provide that in the event this Lease is terminated by Landlord by reason of an Event of Default, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, or responsible for any monies owing by Tenant to the subtenant, (3) bound by any previous prepayment of more than one (1) month’s rent, (4) bound by any previous modification of such sublease (made without Landlord’s consent), (5) bound by any covenant to undertake or complete any construction in the Premises or any part thereof, (6) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, or (7) required to remove any person occupying the Premises or any part thereof.  No sublease shall be for a term ending later than the Expiration Date.  If an Event of Default shall occur, then Landlord, thereafter, at its option, and without waiving any such default, may collect Rent from any then existing subtenant of the Premises.  Notwithstanding any subletting by Tenant, and notwithstanding the acceptance of Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Rent, for the performance and observance of all other obligations of this Lease on the part of Tenant to be performed or observed, and for all acts or omissions of any subtenant (or anyone claiming under or through any subtenant) which shall be in violation of any of the terms and conditions of this Lease, each such violation being deemed to be a violation by Tenant.  For purposes of this Lease, (i) a change in control of Tenant shall be deemed an assignment of this Lease, (ii) a “take-over agreement” pursuant to which one or more persons shall agree to assume the obligations of Tenant hereunder in consideration of Tenant leasing space in another building shall be deemed an assignment of this Lease, and (iii) a modification, amendment or extension of a sublease shall be deemed a sublease.

9.5.2.                  Notwithstanding anything to the contrary contained in this Lease, Tenant, upon written notice to Landlord, may assign this Lease or sublet or allow the use and occupancy of the Premises, or any portion thereof, without Landlord’s consent, (A) to any entity which controls, is controlled by, or is under common control with Tenant (herein called an “Affiliated Entity Transfer”), or (B) to an entity into or with which Tenant is merged or consolidated, or (C) to an entity acquiring all or substantially all of Tenant’s stock or partnership interests, or all or substantially all of Tenant’s business or assets (each of the transactions described in foregoing clauses (B) and (C) being herein called a “Major Transaction”); provided, however, that, except with respect to an Affiliated Entity Transfer that is not occurring in connection with a Major Transaction, (i) in the case of an assignment, either the assignor or the assignee, following the assignment (or, if the assignment is occurring in conjunction with another or other related transaction(s) involving the assignor and the assignee, following completion of such transactions), shall have a net worth at least equal to the net worth of Tenant as of the date of this Lease, or (ii) in the case of a sublease, the net worth of the sublandlord shall, following the sublease (or, if the sublease is occurring in conjunction with another or other related transaction(s) involving the sublandlord and the subtenant, following completion of such transactions), be at least equal to the net worth of Tenant as of the date of this Lease (each such permitted assignment or sublease described in clauses (A) through (D) above being herein called a “Permitted Transfer”).  Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any Assignment Consideration or Sublease Consideration resulting from, any Permitted Transfer or a Major Transaction.

ARTICLE 10 - SURRENDER; HOLDOVER

10.1.                     Surrender.  Upon the expiration or any earlier termination of this Lease, Tenant shall fully vacate and surrender the Premises to Landlord in accordance with the provisions of this Lease (including Article 5 hereof), “broom-clean” and in as good order, condition and repair as delivered to Tenant on the Commencement Date, normal wear and tear, damage from fire or other casualty, eminent domain or condemnation, and repairs that are not the responsibility of Tenant under this Lease excepted.

10.2.                     Holdover.  If Tenant shall fail to vacate and surrender the Premises upon the expiration or earlier termination of this Lease, then, throughout the period commencing on such expiration or earlier termination and continuing until Tenant shall fully vacate and surrender the Premises (such period being herein called the “Holdover Period”), Tenant shall be deemed a holdover tenant and shall be liable to Landlord for rent, or a charge in respect of use and occupancy, at a per diem rate, for each day of the Holdover Period, equal to one and one half (1.5) times the average per diem rate of Fixed Rent payable by Tenant during the last year of the Term (i.e., the year immediately prior to the Holdover Period).  In addition to the foregoing, if the Holdover Period is more than thirty (30) days, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover.  Nothing herein shall be deemed to grant Tenant any right to holdover, and in no event shall the acceptance of any rent preclude Landlord from commencing and prosecuting any holdover or eviction proceeding.

ARTICLE 11 - DEFAULT BY TENANT; LANDLORD’S REMEDIES

11.1.                     Events of Default.  Each of the following events shall constitute an “Event of Default”:

(a)  If Tenant shall default in the payment of any Rent (or, unless Landlord shall have given the hereinafter described notice on three (3) occasions during the immediately preceding twelve (12) month period, if Tenant shall default in the payment of any Rent and such default shall continue for five (5) days after Tenant’s receipt of written notice of such default).

(b) With respect to any obligation of Tenant for which a provision of this Lease specifies a period of time within or before the expiration of which such obligation is to be performed, if Tenant shall fail to perform such obligation within or before the expiration of such specified period of time, and such failure is not cured within five (5) days after Tenant’s receipt of written notice of such failure from Landlord.

(c)  If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent or a default of the type described in subsection (b) above) and such default shall continue and not be remedied as soon as practicable.

(d)  If this Lease or the estate hereby granted or the unexpired balance of the Term, by operation of law or otherwise, devolve upon or pass to any person or entity other than Tenant, except as expressly permitted by Article 9 hereof.

(e)  If (i) Tenant shall commence a case in bankruptcy, or under the insolvency laws of any state, naming Tenant as a debtor, or (ii) any other person shall commence a case in bankruptcy, or under the insolvency laws of any state, naming Tenant as a debtor, and such case shall not have been discharged within sixty (60) days of the commencement thereof, or (iii) Tenant shall make an assignment for the benefit of creditors or any other arrangement involving all or substantially all of its assets under any state statute, or (iv) a receiver or trustee shall be appointed for Tenant or for all or any portion of the property of Tenant in any proceeding, which receivership shall not have been set aside within sixty (60) days of such appointment.

11.2.                     Termination, Re-Entry, Damages, Etc..

11.2.1.           This Lease and the estate hereby granted are subject to the limitation that if an Event of Default shall occur, then, in any such case, Landlord may give to Tenant a notice of intention to terminate this Lease and the Term as of the fifth (5th) day after the giving of such notice, and, in which event, as of such fifth (5th) day, this Lease and the Term shall terminate with the same effect as if such day was the Expiration Date, but Tenant shall remain liable for damages as hereinafter provided.  If this Lease shall be terminated as provided above, Landlord, or its agents or employees, may reenter the Premises at any time and remove therefrom Tenant and all Tenant Parties, together with any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law.  In the event of such termination, Landlord may repossess and enjoy the Premises.  Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of lands and tenements.  Tenant waives any rights to the service of any notice of Landlord’s intention to re-enter provided for by any present or future law.  Notwithstanding any such re-entry, recession, dispossession or removal, if this Lease is terminated prior to the Expiration Date by reason of an Event of Default, Tenant’s liability under the provisions of this Lease shall continue until the date the Term would have expired had such termination not occurred.  In any case of termination of this Lease, or re-entry or repossession of the Premises, whether the same is the result of the institution of summary or other proceedings, Tenant shall remain liable (in addition to theretofore accrued liabilities) to the extent legally permissible for: (I) the Rent, together with (A) all other charges provided for herein until the date this Lease would have expired had such termination, re-entry or repossession not occurred, (B) all actual out-of-pocket expenses which Landlord may reasonably incur in (1) re-entering or repossessing the Premises, (2) making good any default of Tenant, (3) painting, altering or dividing the Premises, combining the same with other space, or placing the same in proper repair, (4) protecting and preserving the Premises by placing therein watchmen and caretakers, and (C) all actual out-of-pocket expenses which Landlord may reasonably incur in reletting the Premises (including reasonable attorneys’ fees and disbursements, marshall’s fees and brokerage fees), less (II) the net proceeds of any reletting.  Tenant agrees to pay to Landlord the difference between items (I) and (II) hereinabove with respect to each month, at the end of such month.  Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month.  In addition to the foregoing, Tenant shall reimburse Landlord all reasonable attorneys’ fees and disbursements incurred by Landlord with respect to any such action or proceeding to collect such difference and/or any action or proceeding to otherwise collect any rent and/or to enforce any of Tenant’s other obligations under this Lease and/or any summary or other dispossess proceedings.

11.2.2.           Landlord may, in its sole discretion, relet the whole or any part of Premises for the whole or any part of the unexpired Term, or longer, or from time to time for shorter periods, for any rental it wishes and giving such concessions of rent and making such special repairs, alterations, decorations and paintings for any new tenant as it may in its sole and absolute discretion deem advisable, and Landlord may collect and receive the rents thereunder.  In no event shall Landlord ever be obligated to relet or to attempt to relet the Premises or any part thereof while other space remains available for lease at the Building; provided, however, that Landlord shall make commercially reasonable efforts to relet the Premises, taking into account the space then available or scheduled to become available for lease at the Building; it being understood that Landlord shall be entitled to let and attempt to let space available or scheduled to become available at the Building during the unexpired Term in preference to the Premises.

11.2.3.           If, after a termination of this Lease as aforesaid, Landlord, in its sole discretion, so elects, Tenant shall pay Landlord, within thirty (30) days after demand, as liquidated and agreed final damages, the present value (calculated at a discount rate of seven percent (7%)) of the sum of (i) the Rent and all other charges which would have been payable by Tenant from the date of such demand to the date that this Lease would have expired if it had not been terminated as aforesaid, less (ii) Landlord’s reasonable good faith estimate of the rent and other charges that Landlord would receive in reletting the Premises (less Landlord’s reasonable good faith estimate of the expenses and costs it would reasonably incur in so reletting the Premises) from the date of such demand to the date that this Lease would have expired if it had not been terminated as aforesaid.  Upon payment of such liquidated and agreed final damages, Tenant shall have no further liability with respect to the period after the date of such demand.

11.3.                     Late Payments of Rent.  If Tenant shall fail to pay any Rent on or before the due date therefor and such failure shall continue for five (5) days (or, unless Landlord shall have given the hereinafter described notice on one (1) occasion during the immediately preceding twelve (12) month period, such default shall continue for five (5) days after Tenant’s receipt of written notice of such default), then Tenant, in addition to such Rent, shall pay Landlord a late charge equal to the greater of $250.00 or 8% of the amount of Rent not so paid in order to compensate Landlord for the extra administrative expense thereby incurred.  In addition, if any such failure to pay Rent shall continue for a period of twenty (20) days after the due date therefor, then the past due Rent shall bear interest at the Interest Rate, from the due date thereof until paid. The assessment and receipt of late charges and interest as aforesaid shall be in addition to, and shall in no way be deemed to limit, any other rights and remedies Landlord may have under this Lease or otherwise for non-payment of Rent.

11.4.                     Landlord’s Cure and Enforcement Rights.  If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in any case of emergency, and, in any other case, if such default continues after the expiration of the applicable grace period set forth herein, if any.  Tenant, within thirty (30) days after demand, shall reimburse Landlord for any actual out-of-pocket expenses reasonably incurred by Landlord (including reasonable attorneys’ fees) pursuant to, or in connection with, (i) any performance by Landlord for the account of Tenant as set forth above, or (ii) collecting or endeavoring to collect Rent or any component thereof, or enforcing or endeavoring to enforce any of Landlord’s rights against Tenant hereunder or any of Tenant’s obligations hereunder, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Landlord to the date that the same are reimbursed to Landlord by Tenant.  Landlord, within thirty (30) days after demand, shall reimburse Tenant for any actual out-of-pocket expenses reasonably incurred by Tenant (including reasonable attorneys’ fees) pursuant to, or in connection with, enforcing or endeavoring to enforce any of Tenant’s rights against Landlord hereunder or any of Landlord’s obligations hereunder, together, in either case, with interest thereon, at the Default Rate, from the date that such expenses were incurred by Tenant to the date that the same are reimbursed to Tenant by Landlord.

11.5.                     Additional Remedies.  The specific remedies granted to Landlord and Tenant under this Lease are cumulative and are not intended to be exclusive of each other or (except to the extent this Lease specifically limits the availability of any remedies) of any other remedies which may be available to either party at law or in equity.  Except as limited by the provisions of this Lease, either party may exercise any and/or all such rights and remedies (whether specifically granted herein or otherwise available to such party at law or in equity) at such times, in such order, to such extent, and as often, as such party deems advisable without regard to whether the exercise of any such right or remedy precedes, is concurrent with or succeeds the exercise of another such right or remedy.

11.6.                     Security.  Tenant, simultaneously herewith, shall deposit with Landlord a letter of credit in the amount of $219,484.02 as security for the full and punctual performance by Tenant of all of the terms and conditions of this Lease (such letter of credit and/or any funds drawn by Landlord thereunder, together with any interest earned on any such drawn funds, if any, being herein called the “Security Deposit”).  In respect thereof, the following provisions shall apply:

(a)  If Tenant defaults hereunder (beyond the expiration of any applicable grace or cure periods), Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sum(s) as to which Tenant is in default or for any sum(s) which Landlord may expend or may be required to expend by reason of

Tenant’s default pursuant hereto, including any damages or deficiency with respect to the reletting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord (and if the Security Deposit is a letter of credit, Landlord may draw the full amount thereof, holding the balance, following application or retention as provided above, as Landlord is required to hold a cash Security Deposit under this Section 11.6).  In the case of every such use, application or retention, Tenant shall, within ten (10) Business Days after demand, pay to Landlord the sum so used, applied or retained such that the Security Deposit shall be replenished to its former amount.

(b) The Security Deposit (or portion thereof to which Tenant is entitled) shall be returned or paid over to Tenant within thirty (30) days after the expiration or termination of this Lease and (i) Tenant’s surrender of the entire Premises to Landlord and (ii) Tenant’s compliance with all of the terms, conditions and covenants in the Lease including payment of all Fixed Rent and Additional Charges, and accrued but unpaid late charges.

(c)  In the event of a sale or lease of the Building (or the portion thereof containing the Premises), Landlord shall have the right to transfer the security to the vendee or lessee, and if so transferred, Landlord shall ipso facto be released by Tenant from all liability for the return of such security and Tenant agrees to look solely to the new landlord for the return thereof upon notice to Tenant of such transfer.  Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited as security and Landlord shall not be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

(d)  Any letter of credit furnished by Tenant under this Section 11.6 shall be issued by a reputable banking institution having an office in New Jersey, and shall be presentable for payment at an office of such institution located in New Jersey.  Tenant shall deliver to Landlord at least sixty (60) days prior to the expiration of the letter of credit a replacement letter of credit issued by the same financial institution as issued the expiring letter of credit (or such other reputable banking institution as is acceptable to Landlord), in the same form as the expiring letter of credit (or in such other form as is acceptable to Landlord).  If Tenant fails to timely deliver any such replacement letter of credit, such failure shall, without the need for any additional notice from Landlord, constitute an Event of Default under this Lease, and Landlord shall be entitled to draw the full amount of such letter of credit and to hold and/or use such drawn funds as a cash Security Deposit hereunder.  The letter of credit shall be irrevocable, shall name Landlord and any successor-in-interest of Landlord as beneficiary, shall be unconditional except as to require a sight draft drawn on the issuing bank to be tendered by the beneficiary, and shall otherwise be in such form as may be required by Landlord.  The term “letter of credit” shall mean the original letter of credit delivered to Landlord and each replacement thereof delivered to Landlord during the Term of this Lease.

(e)  Provided no Event of Default shall have theretofore occurred under this Lease, as of the second (2nd) anniversary of the Rent Commencement Date, the Security Deposit shall be reduced to $109,742.01.  In the event Tenant leases additional space pursuant to Section 15.2 hereof, (i) the Security Deposit shall be increased by an amount equal to six (6) months of the average monthly Fixed Rent payable over the Term applicable to such additional space, and (ii) provided no Event of Default shall have theretofore occurred under this Lease, as of the second (2nd) anniversary of the rent commencement date applicable to such additional space, shall be reduced by an amount equal to three (3) months of the average monthly Fixed Rent payable over the Term applicable to such additional space.

11.7.                     Landlord’s Lien.  Intentionally deleted.

ARTICLE 12 - LIMITATIONS ON LANDLORD’S LIABILITY

12.1.                     Limitation to Landlord’s Estate.  Tenant shall look only to Landlord’s estate and property in the Real Property (including awards, proceeds, profits and rents therefrom) for the satisfaction of Tenant’s remedies, or for the collection of a judgment (or other judicial process), against Landlord hereunder, and no other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

12.2.                     No Liability For Certain Damages, Etc..  Neither party shall have any liability to the other party for (a) any damage or loss caused by other tenants or other persons in, upon or about the Real Property, or caused by operations in construction of any public or quasi-public work, or (b) except to the extent caused by the negligence of the responsible party, any other loss or damage to persons or property (including any property of the other party).  Further, even if negligent, except for Tenant’s liability pursuant to the second (2nd) sentence of Section 10.2 hereof, neither party shall be liable to the other party for consequential damages.

12.3.                     Events of Force Majeure.  Landlord shall have no liability to Tenant if Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of one or more Events of Force Majeure.

ARTICLE 13 - GENERAL DEFINITIONS

For purposes of this Lease, the following terms shall have the meanings indicated:

“Affiliate”, of any person, shall mean a corporation, partnership or other entity which controls, is controlled by or is under common control with such person.

“Base Building” shall mean, with respect to each building in the Complex, (i) the “structural elements” (as hereinafter defined) of such building, (ii) the walkways, plazas, and all other improvements and/or landscaping on the Land, (iii) the pedestrian, freight and service entrances to such building, (iv) the Public Areas and all improvements, fixtures and equipment therein, (v) such building’s utility and other mechanical rooms and closets (including electrical, telephone and janitorial rooms and closets and fan rooms) and such building’s equipment, storage and service rooms and areas, and all improvements, fixtures and equipment therein, (vi) such building’s columns, shafts, stacks, pipes, ducts and other conduits, (vii) the Building Systems and all other facilities and equipment which are used for the provision of Building Services (whether or not located in the Premises) for such building, and (viii) the exterior of such building (including the roof); excluding, however, in all events, the Premises (other than any Core Lavatories located therein), Tenant’s Improvements and Tenant’s Property as well as other leasable areas of such building and the improvements and betterments therein, and the moveable personal property of other tenants of such building.

“Building Systems” shall mean all the electrical, HVAC, mechanical, chilled/condenser water, sanitary, sprinkler, utility, power, plumbing, cleaning, fire control, alarm and prevention systems, elevator, escalator, window washing, waste compacting and removal, lighting, life safety, security and other systems of the Building (together with all related equipment), brought to (and including), but not beyond, the point of distribution or connection to the Premises or to Tenant’s Improvements, provided, that all components of the Building’s sprinkler system up to and including the main sprinkler loop on each floor (but excluding the sprinkler heads) and all components of the Building’s plumbing system in or serving the Core Lavatories shall be deemed to be included in within the term “Building Systems”; excluding, however, in all events, Tenant’s Improvements and Tenant’s Property as well as the improvements and betterments, and the moveable personal property, of other tenants of the Building.

“Core Lavatories” shall mean the Building’s core lavatories (including all toilets, urinals, partitions, flooring, tiling, sinks, piping, counters and other equipment therein from time to time).

“Default Rate” shall mean an interest rate equal to lesser of (i) twelve percent (12%) per annum, and (ii) the highest lawful rate from time to time in effect.

“Event of Force Majeure” shall mean (i) any strike, lock-out or other labor trouble, governmental preemption of priorities, or other controls in connection with a national or other public emergency, or any shortage of materials, supplies or labor, or (ii) any failure or defect in the supply, quantity or character of electricity, water, oil, gas, steam or other utility furnished to the Premises, by reason of any Legal Requirement or any requirement, act or omission of the public utility or other person(s) serving the Building with electricity, water, oil, gas, steam or other utility, or (iii) any accident, fire or other casualty, or other act of God, or (iv) any other event, whether similar or dissimilar, beyond Landlord’s reasonable control.

“Governmental Authority” shall mean the United States, the State of New Jersey, the Township of Bridgewater, and/or any political subdivision thereof any thereof, and/or any agency, department, commission, board or instrumentality of any thereof.

“Insurance Requirements” shall mean all orders, rules, regulations, requirements, policies or recommendations of any board of fire underwriters, fire rating organization, insurance rating organization or any other body exercising the same or similar functions to the foregoing (collectively, “insurance rating organizations”) which have jurisdiction over, or otherwise make rates or findings in respect of, all or any part of the Real Property.

“Interest Rate” shall mean an interest rate equal to four percent (4%) above LIBOR, but in no event greater than the highest lawful rate from time to time in effect.

“Landlord” shall mean only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of an Underlying Lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in an Underlying Lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord’s interest under this Lease.

“Landlord Party” shall mean (1) any principal, partner, member, officer, stockholder, director, employee or agent of Landlord or of any partner or member of any partnership constituting Landlord, disclosed or undisclosed, (2) any Underlying Lessor or any principal, partner, member, officer, stockholder, director, employee or agent thereof, and (3) any Mortgagee or any principal, partner, member, officer, stockholder, director, employee or agent thereof; and “Landlord Parties” shall have the corresponding plural meaning.

“Legal Requirements” shall mean all applicable laws, statutes and ordinances (including codes, approvals, permits and zoning regulations and ordinances) and the orders, rules, regulations, interpretations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other sub-divisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force.

“Person” shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

“Public Areas” shall mean, collectively, the areas of the Real Property which, from time to time, are open to the public as means of ingress and egress to and from the Building and the various parts thereof, including the public walkways on the Land, the Building’s public street entrances, the Building’s ground floor and other public lobbies (and, with respect to any multi-tenanted floor, any common elevator lobbies thereon), the Building’s public hallways, corridors and passages (and, with respect to any multi-tenanted floor, any common corridors thereon), the Building’s public stairways, and, with respect to any multi-tenanted floor, the Core Lavatories thereon serving more than one tenant.

“Structural elements”, of the Building, shall mean the Building’s roof, roof terraces, slabs, beams, columns, girders and other structural members and connections, as well as the Building’s exterior walls, window frames and windows and all other parts of the Building’s structure and supports.

“Tenant” shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant’s estate and interest granted by this lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

“Tenant Party” shall mean (1) any principal, partner, member, officer, stockholder, director, employee or agent of Tenant or of any partner or member of any partnership constituting Tenant, disclosed or undisclosed, or (2) any subtenant of Tenant or any other party claiming by, through or under Tenant, or any principal, partner, member, officer, stockholder, director, employee or agent of such subtenant or such other party; and “Tenant Parties” shall have the corresponding plural meaning.

ARTICLE 14 - MISCELLANEOUS

14.1.                     Notices.  Any notice, statement, demand, request, consent, approval or other communication required or permitted to be given, rendered or made by either Landlord or Tenant pursuant to this Lease (collectively, “notices”) shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by (i) registered or certified mail, return receipt requested, posted in a United States post office station or letter box (in which event such notice shall be deemed to have been given, rendered or made upon receipt, rejection of receipt, or inability to deliver), or (ii) overnight courier service (in which event such notice shall be deemed to have been given, rendered or made when delivered), and (a) in the case of a notice to Tenant, to the address for Tenant hereinabove set forth at the beginning of this Lease (except that, after Tenant commences business operations in the Premises, the address for Tenant shall be the Premises), with a separate copy addressed to “General Counsel” at the same address, and (b) in the case of a notice to Landlord, to the address hereinabove set forth at the beginning of the Lease, with copies to:

Linque Management Company, Inc.

301 Route 17 North, 9th Floor

Rutherford, New Jersey 07070

Attn:  Joel Bergstein, President

And to:

Earp Cohn P.C.

20 Brace Road, 4th Floor

Cherry Hill, New Jersey 08034

Attn:  Richard B. Cohn, Esquire

Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it.

14.2.                     Brokerage.  Each party covenants, warrants and represents to the other party that no broker, other than Jones Lang LaSalle and Linque Management Company, Inc. (together, “Broker”), was instrumental in bringing about or consummating this Lease and that it has had no conversations or negotiations with any broker except Broker concerning the leasing of the Premises.  Each party agrees to indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by such party with any broker other than Broker.  Landlord agrees to pay Broker pursuant to a separate agreement or agreements.

14.3.                     Estoppel Certificates.  Each party, at any time and from time to time, on or prior to the tenth (10th) Business Day following a written request by the other party, shall execute and deliver to the other party (and/or to a party designated by the other party) a statement (i) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), (ii) certifying to the Commencement Date, Expiration Date and the dates to which Rent has been paid, (iii) stating whether or not, to the best knowledge of such party, the other party is in default in performance of any of its obligations under this Lease (and, if so, specifying each such default of which such party shall have knowledge), and (iv) stating whether or not, to the best knowledge of such party, any Event of Default has occurred which is then continuing (or any event has occurred which with the giving of notice or passage of time, or both, would constitute an Event of Default), and, if so, specifying each such event.  Each party shall include or confirm in any such statement such other information concerning this Lease as the other party may reasonably request.  In the event that a party shall fail to return a fully executed copy of such certificate to the other party within the foregoing ten (10) day period, then such party shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.  Any such certificate may be relied upon by any present or future Mortgagee or Underlying Lessee as if addressed to such party directly.

14.4.                     Affirmative Waivers.  Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease.  Tenant shall not interpose any counterclaim of any kind, except for mandatory or compulsory counterclaims, in any action or proceeding commenced by Landlord to recover possession of the Premises.  Tenant hereby waives any right of redemption or similar right that it may have with respect to this Lease after the termination hereof.

14.5.                     No Waivers.  No delay or omission by either party in exercising a right or remedy shall exhaust or impair such right or remedy or constitute a waiver of, or acquiescence in, any default by the other.  A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy, from time to time.  The receipt by Landlord of Rent with knowledge of any default by Tenant shall not be deemed a waiver of such default.  No provision of this Lease, or any default by either party hereunder, shall be deemed to have been waived by the other unless such waiver be in writing signed by the waiving party.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent.  No endorsement or statement of any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

14.6.                     No Representations.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease.

14.7.                     Memorandum of Lease.  Tenant shall not record this Lease or any memorandum hereof.

14.8.                     Financial Statements.  Unless Tenant is a publicly traded company, Tenant agrees to provide to Landlord within ten (10) days of request by Landlord, but no more than once per year, the most recent audited annual financial statements of Tenant, including balance sheets, income statements, and financial notes (“Statements”).  Tenant consents that Landlord may release the Statements to Landlord’s subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the property for the purposes of evaluating Tenant’s financial condition with respect to performance under the Lease.  Landlord agrees to keep the Statements confidential and to not release the Statements to third parties except as set forth herein.

14.9.                     Notice to Lender.  If the Premises or the Building or any part thereof are at any time subject to a Mortgage or Underlying Lease or other similar instrument and the Lease or the rentals are assigned to such Mortgagee or Underlying Lessee and the Tenant is given written notice thereof, including the post office address of such assignee, then Tenant shall not exercise any remedies under the Lease or available at law or in equity without first giving written notice by certified mail, return receipt requested, to such Mortgagee or Underlying Lessee, specifying the default in reasonable detail, and affording such Mortgagee or Underlying Lessee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord.

14.10.              Americans with Disabilities Act.  Tenant hereby represents that it is not a public accommodation, as defined in the ADA.  Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of Title I and/or Title III of the ADA within the Premises and, if measures required outside of the Premises are attributable to Tenant’s alterations to or particular use of the Premises, outside of the Premises as well.  Any Alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, however, that Landlord’s consent to such Alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.  Tenant shall indemnify the Landlord for all claims, damages, judgments, penalties, fines, administrative proceedings, costs, expenses and liability arising from Tenant’s failure to comply with any of the requirements of Title I and/or Title III of the ADA within the Premises.  Landlord shall indemnify the Tenant for all claims, damages, judgments, penalties, fines, administrative proceedings, cost, expenses and liability arising from Landlord’s failure to comply with Title III of the ADA within the Public Areas.  Notwithstanding anything to the contrary set forth herein, if (i) Landlord causes alterations or improvements to be made to the Public Areas of the Building to comply with the ADA, and (ii) such alterations or improvements solely benefit the Premises, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with the performance of such alterations or improvements.

14.11.              Governing Law; Entire Agreement; Severability, Etc..  This Lease shall be governed by, and construed in accordance with, the laws of the State of New Jersey.  This Lease represents the entire agreement of the parties, and, accordingly, all understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely express the agreement of the parties.  No amendment, surrender or other modification of this Lease shall be effective unless in writing and signed by the party to be charged therewith.  If any provisions of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  The table of contents, captions, headings and titles in this Lease are solely for convenience of references and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.  Whenever in this Lease the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and, in each case, vice versa, as the context may require.  The rights in favor of Landlord and Tenant set forth in this Lease shall be for the exclusive benefit of Landlord and Tenant, respectively, it being the express intention of the parties that in no event shall such rights be conferred upon or for the benefit of any third party.  This Lease may be executed in several counterparts, all of which constitute one and the same instrument.

ARTICLE 15 — ADDITIONAL PROVISIONS

15.1.                     Renewal Options.

15.1.1.           (a)                                 Tenant, provided this Lease shall then be in full force and effect, shall have the option (herein called the “First Renewal Option”) to extend the Term for an additional five (5) year period (the “First Renewal Term”), which Renewal Term shall commence on the date immediately succeeding the Expiration Date, and end on the fifth (5th) anniversary of the Expiration Date (such anniversary being herein called the “First Renewal Expiration Date”).  The First Renewal Option shall be exercisable only by Tenant giving Landlord written notice of such exercise (herein called a “Renewal Notice”), which notice shall be received by Landlord not later than the date that is twelve (12) months prior, nor earlier than the date that is fifteen (15) months prior, to the Expiration Date (time being of the essence).  Landlord, at its option, may render the Renewal Notice null and void upon notice thereof to Tenant if, at the time that Landlord receives the same, Tenant shall be in default under this Lease beyond any applicable notice and/or cure period.

(b)                                 Tenant, provided this Lease shall then be in full force and effect, and Tenant shall have previously exercised the First Renewal Option, shall have the option (herein called the “Second Renewal Option”; the First Renewal Option and the Second Renewal Option are sometimes hereinafter referred to individually as a “Renewal Option” and together as the “Renewal Options”) to extend the Term for an additional five (5) year period (the “Second Renewal Term”; the First Renewal Term and the Second Renewal Term are sometimes hereinafter referred to individually as a “Renewal Term” and together as the “Renewal Terms”), which Second Renewal Term shall commence on the date immediately succeeding the First Renewal Expiration Date, and end on the fifth (5th) anniversary of the First Renewal Expiration Date (such anniversary being herein called the “Second Renewal Expiration Date”; the First Renewal Expiration Date and the Second Renewal Expiration are sometimes hereinafter referred to individually as a “Renewal Expiration Date” and together as the “Renewal Expiration Dates”).  The Second Renewal Option shall be exercisable only by Tenant giving Landlord a written Renewal Notice, which Renewal Notice shall be received by Landlord not later than the date that is twelve (12) prior, nor earlier than the date that is fifteen (15) months prior, to the First Renewal Expiration Date (time being of the essence).  Landlord, at its option, may render the Renewal Notice null and void upon notice thereof to Tenant if, at the time that Landlord receives the same, Tenant shall be in default under this Lease beyond any applicable notice and/or cure period.

15.1.2.           If Tenant exercises a Renewal Option in accordance with the terms set forth above, then this Lease shall thereupon be extended for the Renewal Term in question upon all the same terms, covenants and conditions as are contained in this Lease and applicable prior to the Renewal Term in question, except that for, and during, such Renewal Term: (1) the Fixed Rent shall be the Renewal Term Fixed Rent (as hereinafter defined) for such Renewal Term, as determined as hereinafter set forth; (2) the Expiration Date shall be the Renewal Expiration Date; (3) any provisions of this Lease setting forth (i) workletter or other work obligations of Landlord, (ii) work allowances or contributions to be made by Landlord or (iii) abatements of Rent, shall not apply; and (4) the provisions of Section 15.1.1 above relating to Tenant’s right to renew the Term for the Renewal Term in question shall not be applicable.

15.1.3.           (a)                                 As used herein, the term “Renewal Term Fixed Rent” for a Renewal Term shall mean a Fixed Rent payable at a per annum rate equal to the product of (i) the Renewal Fair Market Fixed Rent for such Renewal Term, multiplied by (ii) the number of rentable square feet in the Premises, multiplied by (iii) Ninety-Five percent (95%).

(b)                                 As used herein, the term “Renewal Fair Market Fixed Rent” for a Renewal Term shall mean the Fixed Rent, per rentable square foot per annum, that a willing tenant would pay and a willing landlord would accept for a hypothetical renewal lease of space comparable to the Premises being used for office space located in a building comparable to the Building in Somerset County, New Jersey, south of Route 22 (the “Comparable Office Market”), having a 5-year term (commencing with the commencement of the Renewal Term), and providing for fixed annual rent throughout such term on either, at Landlord’s option, a level payment basis or with periodic step-ups in Fixed Rent, assuming: (i) that the Premises were being demised by such hypothetical renewal lease in their “as is” condition as of the date that Tenant exercised the applicable Renewal Option; (ii) that the terms of such hypothetical renewal lease would (x) include a work allowance or contribution to be paid by such willing landlord to such willing tenant in an amount equal to the amount, if any, that Landlord in its

Initial Renewal Rent Notice (as hereinafter defined) has indicated it is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such work allowance or contribution), (y) include a free rent period during which such willing tenant would not pay any Fixed Rent having a duration equal to the free rent period, if any, that Landlord in its Initial Renewal Rent Notice has indicated it is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such free rent period), and (z) otherwise be the same terms and conditions as are provided for in this Lease for the Renewal Term; and (iii) that such willing landlord would be paying a brokerage commission in respect of such hypothetical renewal lease equal to the brokerage commission, if any, payable by Landlord to any broker to whom a commission may be owing in connection with the Renewal Term.  Notwithstanding the foregoing, in no event shall the Renewal Fair Market Fixed Rent for the Premises (i) initially exceed 110% times the Fixed Rent for the Premises for the twelve (12) month period preceding the commencement of the applicable Renewal Term or (ii) provide for step ups in rent greater than $0.50 per rentable square foot per annum.

(c)                                  During the thirty (30) day period (the “Renewal Initial Period”) following Tenant’s exercise of a Renewal Option (i.e., after Landlord’s receipt of the applicable Renewal Notice), Landlord and Tenant shall attempt to agree upon the Renewal Term Fixed Rent for such Renewal Term (including any concessions to be provided in connection therewith), and prior to the expiration of the Renewal Initial Period Landlord shall give Tenant written notice (the “Initial Renewal Rent Notice”) containing (i) Landlord’s determination of the Renewal Term Fixed Rent for such Renewal Term, including Landlord determination of the Renewal Fair Market Fixed Rent (“Landlord’s Renewal Rent Determination”), (ii) the amount of any work allowance or contribution that Landlord is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such work allowance or contribution), and (iii) the duration of any free rent period that Landlord is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such free rent period).  If Landlord and Tenant fail to agree upon the Renewal Term Fixed Rent for such Renewal Term within the Renewal Initial Period, then Tenant may, by written notice (a “Renewal Appraisal Notice”) received by Landlord before the expiration of thirty (30) days after the expiration of the Renewal Initial Period, elect to have the Renewal Term Fixed Rent for the Renewal Term determined by appraisal in accordance with the provisions set forth in Section 15.1.6.  If Landlord does not receive a Renewal Appraisal Notice from Tenant before the expiration of such thirty (30) day period, Tenant and Landlord shall be conclusively deemed to have agreed to Landlord’s Renewal Rent Determination, and the Renewal Term Fixed Rent for the Renewal Term shall equal Landlord’s Renewal Rent Determination.

(d)                                 If, as of the first day of a Renewal Term, the Renewal Term Fixed Rent shall not have been finally determined, then (i) for the period from the commencement of such Renewal Term until the date that the Renewal Term Fixed Rent is finally determined (herein called the “Renewal Pre-Determination Period”), Tenant shall make payments, on account of the Renewal Term Fixed Rent for such Renewal Term (as and when Fixed Rent is payable under this Lease), in an amount equal to the Fixed Rent in effect immediately prior to the commencement of such Renewal Term, and (ii) if, upon the final determination of the Renewal Term Fixed Rent for such Renewal Term, the payments made by Tenant on account of the Renewal Term Fixed Rent for such Renewal Term during the Renewal Pre-Determination Period were different than the Renewal Term Fixed Rent for such Renewal Term, then (A) Tenant shall pay to Landlord the amount of any deficiency within thirty (30) days after demand therefor, or (B) Landlord shall credit to Tenant the amount of any overpayment against the next Rent thereafter due.  Tenant shall be provided the work allowance, if any, and free rent period, if any, set forth in the Initial Renewal Rent Notice.  Any such free rent period shall commence on the first (1st) day of such Renewal Term.  Any such work allowance shall be paid to Tenant on account of Alterations performed by Tenant in the Premises in accordance with this Lease during such Renewal Term, upon Tenant’s delivery to Landlord of invoices for such Alterations and proof of payment thereof and that no construction liens have been filed in connection therewith.

15.1.4.           Tenant shall, upon the request of Landlord, execute, acknowledge and deliver to Landlord an instrument or instruments in form reasonably satisfactory to Landlord confirming any terms and conditions of this Lease applicable to the applicable Renewal Option or the applicable Renewal Term, including without limitation whether or not the Renewal Option has been exercised and the Renewal Term Fixed Rent for the Renewal Term, but any failure of Tenant to execute, acknowledge and deliver such instrument(s) shall not affect the validity of the Renewal Term or any of the provisions of this Section 15.1.

15.1.5.           Tenant’s rights under this Section 15.1 shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, except pursuant to a Permitted Transfer or a Major Transaction, or (c) Tenant fails to timely exercise the applicable Renewal Option, time being of the essence with respect to Tenant’s exercise thereof.

15.1.6.           If Tenant shall serve upon Landlord, within the time and in the manner required under this Section 15.1, a Renewal Appraisal Notice, then the Renewal Term Fixed Rent shall be determined by appraisal in accordance with the following:

(a)                                 Tenant, by designation in the Renewal Appraisal Notice, shall appoint an appraiser (“Tenant’s Appraiser”).  Landlord or Tenant shall furnish to Tenant’s Appraiser a copy of the Initial Renewal Rent Notice and Landlord’s Renewal Rent Determination.  Within forty-five (45) days after the date of Landlord’s receipt of the Renewal Appraisal Notice, Tenant shall deliver to Landlord the written good-faith determination of Tenant’s Appraiser of the Renewal Fair Market Fixed Rent (“Tenant’s Renewal Rent Determination”), based upon the parameters set forth in Section 15.1.3(b).  If Tenant fails to deliver to Landlord Tenant’s Renewal Rent Determination before the expiration of such forty-five (45) day period, then Tenant and Landlord shall be conclusively deemed to have agreed to Landlord’s Renewal Rent Determination, and the Renewal Term Fixed Rent shall equal the Renewal Term Fixed Rent set forth in Landlord’s Renewal Rent Determination.

(b)                                 Provided Landlord has received Tenant’s Renewal Rent Determination within the time set forth in Paragraph (a) above, Landlord and Tenant’s Appraiser, within fifteen (15) days after Landlord’s receipt of the Tenant’s Renewal Rent Determination, shall jointly appoint a mutually agreeable second appraiser who shall be impartial (herein called the “Final Appraiser”) and notify Tenant thereof.  If Landlord and Tenant’s Appraiser fail to agree upon and appoint the Final Appraiser within such 15-day period, then either Landlord or Tenant may request that the American Arbitration Association (“AAA”) appoint the Final Appraiser within ten (10) days after such request, and both parties shall be bound by any appointment so made within such 10-day period.  If the Final Appraiser shall not have been appointed within such 10-

day period, then either Landlord or Tenant may apply to any court having jurisdiction to make such appointment.  The Final Appraiser shall subscribe and swear to an oath to fairly and impartially perform his duties hereunder.

(c)                                  Within fifteen (15) days after the appointment of the Final Appraiser, Landlord shall submit a copy of the Initial Renewal Rent Notice to the Final Appraiser, and Tenant shall submit a copy of Tenant’s Renewal Rent Determination to the Final Appraiser.  If either Landlord or Tenant shall fail to submit such materials in accordance with the provisions of this Paragraph (c), then the Final Appraiser shall notify any party which failed to submit its required materials of its failure (which notice shall refer specifically to this Section 15.1.6(c)), and if, in such event, the failing party does not, within a period of ten (10) days after its receipt of such notice, submit its required materials, then (i) if Tenant failed to so submit its required materials, the Renewal Term Fixed Rent shall be the amount thereof set forth in Landlord’s Renewal Rent Determination, or (ii) if Landlord failed to so submit its required materials, the Renewal Term Fixed Rent shall be determined using the Renewal Fair Market Fixed Rent set forth in Tenant’s Renewal Rent Determination, and any such determination shall be conclusive and binding upon both Landlord and Tenant.

(d)                                 If both Landlord and Tenant submit their respective required materials in accordance with the provisions of Paragraph (c) above, then the Final Appraiser, within twenty (20) days after its receipt of both sets of required materials, shall select which of Landlord’s Renewal Rent Determination or Tenant’s Renewal Rent Determination, in his opinion, more accurately reflects the Renewal Fair Market Fixed Rent, and shall notify Landlord and Tenant of such selection in writing.  The Renewal Fair Market Fixed Rent set forth in the selected Fair Market Determination shall be used to determine the Renewal Term Fixed Rent, and such determination shall be conclusive and binding upon both Landlord and Tenant.

(e)                                  The fees and expenses of any such appraisal process shall be borne by the parties equally, except that Landlord shall bear the expense, if any, of the Initial Renewal Rent Notice and Tenant shall bear the expense of Tenant’s Appraiser, and each party shall bear the expense of its attorneys and experts.

(f)                                   Tenant’s Appraiser and the Final Appraiser each shall be a disinterested person of at least ten (10) years’ experience as a real estate appraiser in the State of New Jersey who shall be a member of the “MAI” society of appraisers and shall have had experience as a broker or appraiser of first-class commercial office real estate in the Comparable Office Market.

(g)                                  It is expressly understood, and each appraiser shall acknowledge and agree, that any determination of the Renewal Fair Market Fixed Rent shall be based solely on the definition thereof as set forth in Section 15.1.3(b), including the assumptions and criteria set forth in such definitions, taking into account the Comparable Office Market.  The appraisers shall not have the power to add to, modify or change any such definitions or any other provisions of this Section 15.1, and the jurisdiction of the appraisers is accordingly limited.

15.2.                     Expansion Rights.

15.2.1.           (a)                                 Landlord and Tenant hereby acknowledge and confirm that, as of the date hereof, Obanta, LLC (“Obanta”), occupies a portion of the third (3rd) floor of the Building containing approximately 8,760 rentable square feet (the “Obanta Space”), and (ii) the remainder of the rentable space on the third (3rd) floor of the Building, containing approximately 18,675 rentable square feet (the “Available Third Floor Space”), is vacant and unleased.  The Obanta Space and the Available Third Floor Space are shown on the plan attached hereto and made a part hereof as Exhibit G-1.

(b)                                 Provided Tenant is not then in default under this Lease beyond the expiration of any applicable grace, notice or cure period, Tenant shall be entitled, by written notice to Landlord given at any time prior to December 31, 2014 (a “Tenant Expansion Notice”), to notify Landlord that Tenant desires to lease all or a portion of (i) the Obanta Space, if Obanta has not by February 28, 2014, exercised the renewal option contained in its lease of the Obanta Space, and/or (ii) the Available Third Floor Space, which Tenant Expansion Notice shall identify the space Tenant desires to lease (the “Option Area”).  If Tenant timely and properly delivers to Landlord a Tenant Expansion Notice, Landlord and Tenant shall enter into an amendment to this Lease pursuant to which (i) the Option Area shall be added to and become a part of the Premises for the remainder of the Term, (ii) the Fixed Rent per rentable square foot for the Option Area shall be at the same rates applicable to the balance of the Premises, as and when adjusted from time to time during the Term, (iii) the Option Area shall be delivered to Tenant vacant and otherwise in its then “AS IS” condition (a) as of the date of execution of such lease amendment in the case of any of the Available Third Floor Space, or (b) as of the date of Obanta’s vacation and surrender thereof in the case of any of the Obanta Space, and (iv) Fixed Rent with respect to the Option Area shall commence seven (7) months after the delivery thereof to Tenant (the “Option Area Rent Commencement Date”), (v) the provisions of Section 1.5 of this Lease shall be applicable to Tenant’s lease of the Option Area (except the amount of the Tenant Allowance with respect to the Option Area shall equal the product of (A) the number of rentable square feet in the Option Area, times (B) $18.00, times (C) a fraction (the “Fraction”) the numerator of which is the number of months from the Option Area Rent Commencement Date through the Expiration Date and the denominator of which is 66), and (vi) Tenant shall receive an abatement in Fixed Rent for the Option Area equal to the product of (A) the number of rentable square feet in the Option Area, times (B) $8.00, times (C) the Fraction.  Landlord and Tenant shall enter into an amendment to this Lease memorializing such terms in a form prepared by Landlord and reasonably acceptable to Tenant.

15.2.2.           (a)                                 Attached hereto and made a part hereof as Exhibit G-2 is a plan showing the existing configuration of the first (1st) floor of the Building, which plan identifies the current location of the existing Wellness Center in the Building (the “Existing Wellness Center Area”) and the current location of the available Leasable Unit (the “Existing Leasable Unit Area”) (both as identified in Exhibit G-2).

(b)                                 Provided Tenant is not then in default under this Lease beyond the expiration of any applicable grace, notice or cure period, Tenant shall be entitled, by written notice to Landlord given at any time prior to December 31, 2014 (a “Tenant 1st Floor Expansion Notice”), to notify Landlord that Tenant desires to lease all or a portion of the first (1st) floor of the Building, to be determined as hereinafter provided (herein called the “First

Floor Space”).  Landlord and Tenant acknowledge that, if Tenant leases the First Floor Space pursuant to a Tenant 1st Floor Expansion Notice, Tenant intends to construct improvements to the First Floor Space and to utilize the First Floor Space as a fitness center, for the exclusive use of Tenant’s personnel.  As part of the Tenant 1st Floor Expansion Notice, Tenant shall furnish to Landlord a plan showing Tenant’s desired reconfiguration of the existing Wellness Center and Leasable Unit, so as to locate Tenant’s fitness center as desired by Tenant (“Tenant’s First Floor Plan”).  Tenant’s First Floor Plan shall include the First Floor Space and the relocated Wellness Center in the area that consists of the combined Existing Wellness Center Area and Existing Leasable Unit Area.  Tenant’s First Floor Plan shall be subject to Landlord’s review and approval, which approval shall not be unreasonably withheld, so long as the relocated Wellness Center contains at least 90% of the floor area of the Existing Wellness Center Area and is of a configuration that shall not, in Landlord’s determination, substantially reduce the utility of the Wellness Center.  If Tenant delivers the Tenant 1st Floor Expansion Notice without a Tenant’s First Floor Plan, Tenant shall be deemed to have waived its right to reconfigure the Wellness Center and the Leasable Unit, and the First Floor Space shall be deemed to consist of the Existing Leasable Unit Area, as shown on Exhibit G-2.  If Tenant timely and properly delivers to Landlord the Tenant 1st Floor Expansion Notice, Landlord and Tenant shall enter into an amendment to this Lease pursuant to which (i) the First Floor Space shall be added to and become a part of the Premises for the remainder of the Term, (ii) the Fixed Rent per rentable square foot for the First Floor Space shall be at the same rates applicable to the balance of the Premises, as and when adjusted from time to time during the Term, (iii) the First Floor Space shall be delivered to Tenant vacant (except to the extent that the First Floor Space consists of a portion of the Existing Wellness Center Area) and otherwise in its then “AS IS” condition as of the date of execution of such lease amendment, and (iv) Fixed Rent with respect to the First Floor Space shall commence seven (7) months after the delivery thereof to Tenant (the “First Floor Space Rent Commencement Date”), (v) the provisions of Section 1.5 of this Lease shall be applicable to Tenant’s lease of the Option Area (except (X) that Tenant’s obligation with respect to Alterations with respect to the First Floor Space and the Wellness Center shall be subject to the provisions of this Section 15.2.2(b) and (Y) the amount of the Tenant Allowance with respect to the First Floor Space shall equal the product of (A) the number of rentable square feet in the First Floor Space, times (B) $18.00, times (C) the Fraction (the “1st Floor Fraction”) the numerator of which is the number of months from the First Floor Space Commencement Date through the Expiration Date and the denominator of which is 66), and (vi) Tenant shall receive an abatement in Fixed Rent for the First Floor Space equal to the product of (A) the number of rentable square feet in the First Floor Space, times (B) $8.00, times (C) the 1st Floor Fraction.  Tenant acknowledges that the First Floor Space (whether in the location of the Existing Leasable Unit Area or as shown on Tenant’s First Floor Plan as approved by Landlord) is not separately demised, and that it shall be Tenant’s responsibility, as part of the Alterations to be performed by Tenant with respect to the First Floor Space, to construct walls, doorways and other improvements required to fully enclose and separately demise the First Floor Space (the “Demising Work”).  In addition, if the Wellness Center is to be reconfigured based upon a Tenant’s First Floor Plan approved by Landlord, Tenant, as part of such Alterations, shall be responsible for all work required to reconfigure or relocate the Wellness Center, including all construction and the relocation and/or reinstallation of any furniture, fixtures, equipment and/or other personal property.  Any reconfigured Wellness Center shall be improved so as to be consistent in appearance, finish quality and utility, to the existing Wellness Center.  Upon completion of the Demising Work, Landlord shall cause the rentable square footage of the First Floor Space to be determined in accordance with the BOMA standard uniformly in use by Landlord for the purpose of measuring rentable square footage of leasable space at the Real Property, and the rentable square footage of the First Floor Space shall be deemed to be the rentable square footage thereof as so determined.  If Tenant leases the First Floor Space pursuant to this Section 15.2.2, Landlord and Tenant shall enter into an amendment to this Lease memorializing the terms set forth in this Section 15.2.2(b) in a form prepared by Landlord and reasonably acceptable to Tenant.

15.2.3.           With respect to any space in the Building vacant and unleased as of December 31, 2014, provided Tenant is not then in default under this Lease beyond the expiration of any applicable grace, notice or cure period, upon Landlord’s receipt of a written offer from a third party to lease any such space, which offer Landlord intends to accept (an “Offer”), Landlord shall notify Tenant of the terms of such Offer and the space for which such Offer has been made (an “Offer Notice”).  In such case, Tenant, by written notice delivered to Landlord not later than ten (10) days after Tenant’s receipt of such Offer Notice (an “Offer Acceptance”), shall be entitled to elect to lease such space from Landlord on the terms set forth in the Offer Notice.  If Tenant timely delivers such Offer Acceptance to Landlord, Landlord and Tenant shall enter into an amendment to this Lease pursuant to which Tenant leases from Landlord the space that is the subject of the Offer on the terms set forth in the Offer Notice.  If Tenant fails to timely deliver such Offer Acceptance to Landlord or to enter into such lease amendment within fifteen (15) days after Landlord’s submission of such amendment to Tenant, Tenant’s rights under this Section 15.2.3 with respect to said Offer shall be null and void, and Landlord shall be entitled to lease said space to the third party who made the Offer substantially in accordance with the terms of the Offer.

15.2.4.           Provided Tenant is not then in default under this Lease beyond the expiration of any applicable grace, notice or cure period, Tenant shall be entitled, by written notice to Landlord given at any time from January 1, 2015, through the two (2) year anniversary of the date of execution and delivery of this Lease by Landlord and Tenant (a “Tenant FMV Expansion Notice”), to notify Landlord that Tenant desires to lease all or a portion of any space in the Building that, as of the date of such Tenant FMV Expansion Notice, is vacant and unleased, which Tenant FMV Expansion Notice shall identify the space Tenant desires to lease (the “FMV Option Area”).  If Tenant timely and properly delivers to Landlord a Tenant FMV Expansion Notice, Landlord and Tenant shall enter into an amendment to this Lease pursuant to which (i) the FMV Option Area shall be added to and become a part of the Premises for the remainder of the Term, (ii) the Fixed Rent per rentable square foot for the FMV Option Area (the “FMV Option Area Fixed Rent”) shall be the Fixed Rent, per rentable square foot per annum, that a willing tenant would pay and a willing landlord would accept for a hypothetical lease of space comparable to the FMV Option Area being used for office space located in a building comparable to the Building in the Comparable Office Market, having the same term as that for the FMV Option Area, and providing for fixed annual rent throughout such term on either, at Landlord’s option, a level payment basis or with periodic step-ups in Fixed Rent, assuming: (i) that the FMV Option Area was being demised by such hypothetical lease in its “as is” condition as of the date that Landlord received the Tenant FMV Expansion Notice; (ii) that the terms of such hypothetical lease would (a) include a work allowance or contribution to be paid by such willing landlord to such willing tenant in an amount equal to the amount, if any, that Landlord, in its initial notice to Tenant of the terms upon which Landlord has indicated it would lease the FMV Option Area to Tenant (“Landlord’s FMV Terms Notice”, which shall be delivered within fifteen (15) days after Landlord’s receipt of the Tenant FMV Expansion Notice), has indicated it is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such work allowance or contribution), and (b) include a free rent period during which such willing tenant would not pay any Fixed Rent having a duration equal to the free rent period, if any, that Landlord in its Landlord’s FMV Terms Notice has indicated it is willing to provide to Tenant (but Landlord shall not be obligated to offer to provide any such free rent period); and (iii) that such willing landlord would be paying a brokerage commission in respect of such hypothetical lease equal to the brokerage commission, if any, payable by Landlord to any broker to whom a commission may be owing in connection with the Tenant’s lease of the FMV Option Area.  The FMV Area Fixed Rent shall be determined using the same procedures as are provided in Sections 15.1.3(c) and 15.1.6 for the determination of Renewal Fair Market Fixed Rent.  Landlord and Tenant shall enter into an amendment to this Lease memorializing such terms in a form prepared by Landlord and reasonably acceptable to Tenant.

15.3.                     Roof Rights.  Tenant shall, during the Term of this Lease, be entitled to erect, install and maintain a satellite dish and/or antenna or other rooftop equipment (including equipment related to supplemental HVAC units) reasonably acceptable to Landlord (“Tenant’s Rooftop Equipment”) at location(s) to be designated by Landlord, subject to the following conditions:

(a)                                 Tenant shall provide, install and maintain Tenant’s Rooftop Equipment at its sole cost and expense.

(b)                                 Tenant shall, before erecting or installing any of Tenant’s Rooftop Equipment, submit to Landlord for Landlord’s review and approval plans and specifications for installing such Tenant’s Rooftop Equipment.

(c)                                  Neither the installation nor the removal of Tenant’s Rooftop Equipment shall affect any warranty then in place relating to the roof of the Building.  If required by Landlord, Tenant shall use Landlord’s designated roofing contractor to install and/or remove Tenant’s Rooftop Equipment.

(d)                                 The installation and/or erection of Tenant’s Rooftop Equipment shall be performed in a good and workmanlike manner and in accordance with any reasonable directions of Landlord relating thereto.

(e)                                  Tenant shall obtain at its expense all necessary permits and approvals that may be required from any Governmental Authority having jurisdiction with respect to the installation, erection and/or maintenance of Tenant’s Rooftop Equipment.

(f)                                   Tenant’s Rooftop Equipment shall be deemed an Alteration, and Tenant shall comply with the requirements of this Lease relating to the construction or installation of Alterations by Tenant.

(g)                                  In installing and/or erecting Tenant’s Rooftop Equipment, Tenant shall not unreasonably interfere with Landlord’s operation of the Building or the rights of any other tenants of the Building.

(h)                                 Tenant shall cause Tenant’s Rooftop Equipment and the electromagnetic energy, if any, emitted therefrom to comply with all applicable legal requirements, including but not limited to regulations promulgated by the Federal Communications Commission (the “FCC”).  Prior to installing Tenant’s Rooftop Equipment, Tenant shall deliver to Landlord (and to any party designated by Landlord) an evaluation of the radio frequency energy emissions, demonstrating that the Building, following installation of Tenant’s Rooftop Equipment, will comply with the radio frequency exposure limits (“RF Exposure Limits”) promulgated by the FCC under 47 C.F.R. Section 1.1307, et seq., as amended (the “RF Emissions Regulations”).  Tenant shall operate Tenant’s Rooftop Equipment in compliance with the RF Emissions Regulations.  If, due to the installation, operation or maintenance of Tenant’s Rooftop Equipment, the Building fails to comply with the RF Exposure Limits, then Tenant shall take commercially reasonable steps to bring the Building into compliance, including but not limited to the preparation and filing of any required Environmental Assessments (“EAs”) and modifications of Tenant’s Rooftop Equipment; provided, that if compliance cannot be established within thirty (30) days after Tenant’s receipt of notice of noncompliance, or if Tenant cannot provide solutions acceptable to other parties then creating RF Emissions at the Building, then (a) if Tenant has not yet installed Tenant’s Rooftop Equipment, Tenant shall not be entitled to install and operate Tenant’s Rooftop Equipment, or (b) if Tenant has installed Tenant’s Rooftop Equipment, Tenant shall immediately cease operating Tenant’s Rooftop Equipment until an acceptable solution is found.  In the event of Tenant’s violation of this subparagraph (viii), Landlord shall be entitled to immediate and continuing injunctive relief to eliminate such violation, in addition to any other remedies available at law or in equity.

(i)                                     Tenant shall remove Tenant’s Rooftop Equipment and all wiring or other equipment related thereto from the Building in a good and workmanlike manner at the expiration or sooner termination of the Lease, and shall restore any portion of the Building damaged in connection with such removal to the condition it was in prior to the erection or installation of Tenant’s Rooftop Equipment and/or said wiring or other equipment.

(j)                                    Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s agents and employees with respect to any liability (including but not limited to liability for personal injury or death) that may arise in connection with the installation, erection, maintenance or operation of Tenant’s Rooftop Equipment.

(k)                                 If any transmissions to or from Tenant’s Rooftop Equipment interfere with transmissions sent or received by satellite dishes or antennae of other tenants of the Building or any other building located on the Land in existence prior to Tenant’s installation or erection of Tenant’s Rooftop Equipment, Tenant will take all measures reasonably necessary to eliminate such interference.  Landlord will also take reasonable measures to cause other tenants of the Complex to modify any such equipment installed after the date of this Lease which interferes with Tenant’s transmissions.

15.4.                     Generator/Electric Charger.  Tenant shall be permitted, at Tenant’s sole cost and expense, and subject and in accordance with this Section 15.4, (i) to install at the location shown on Exhibit K attached hereto and made a part hereof a pad-mounted Stand-by Generator to provide electricity to the Premises (“Tenant’s Stand-by Generator”), and (ii) to install at a location reasonably designated by Landlord in the parking lot serving the Building an electric car charger (the “Car Charger”).  Tenant’s Stand-by Generator and the Car Charger shall constitute Alterations and, accordingly, installation thereof shall be performed subject to and in accordance with the applicable provisions of the Lease.  In addition, Tenant shall comply with all reasonable requirements of Landlord relating to the method and scheduling of such installation and the screening for such items.  Tenant shall have sole use of Tenant’s Stand-by Generator and the Car Charger.  Tenant shall be entitled to use Tenant’s Stand-by Generator only in the event of a general power outage of electricity affecting the Building, and shall not be entitled to use Tenant’s Stand-by Generator to provide supplemental electricity to the Premises in the absence of such an outage.  Tenant shall maintain Tenant’s Stand-by Generator and the Car Charger in good and safe operating condition and repair at all times during the Term of this Lease.  Tenant shall pay for all costs and expenses associated with the operation, maintenance and repair of Tenant’s Stand-by Generator the Car Charger and all other costs associated therewith.  At the expiration or sooner termination of this Lease, Tenant’s Stand-by Generator and the Car Charger shall be and become the property of Landlord, unless Landlord has notified Tenant in accordance with the provisions of the Lease that Landlord requires removal thereof at Lease expiration, in which event Tenant shall remove such item(s) and shall restore all portions of the Building and Complex affected by the installation or removal of such item(s) to the condition such portions were in prior to the installation thereof.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

DENVER ROAD, LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

INSMED INCORPORATED,
a Virginia corporation

By:
Name:
Title:

EXHIBIT A

THE LAND

Block 304, Lot 1, Bridgewater Township, Somerset County, New Jersey.

A-1

EXHIBIT B

FLOOR PLAN OF PREMISES

INSMED PREMISES

10 Finderne Avenue
Bridgewater, NJ
Second Floor

N

ARCHITECTURE INTERIORS PLANNING G3

I

B-1

EXHIBIT C

RULES AND REGULATIONS

1.                                      The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants or occupants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective leased premises.  All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by Landlord and Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article.  Tenant shall pay for any damage done to the Building by taking in or removing any safe or from overloading any floor in any way.  Tenant shall pay for the cost of repairing or restoring any part of the Building, which shall be defaced or injured by a tenant, its agents or employees.

2.                                      Each tenant or occupant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the leased premises for such tenant or occupant to Landlord for Landlord’s approval and supervision before performance of any contractual service.  This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

3.                                      No, sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant’s lease.  Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenant.  Landlord will provide a directory in a conspicuous place, with the names of tenants.  Landlord will make any necessary revision in this within a reasonable time after notice from the tenant of an error or of a change making revision necessary.  No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

4.                                      No tenant or occupant shall do or permit anything to be done in its leased premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants or occupants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

5.                                      The janitor of the Building may at all times keep a pass-key, and said janitor and other agents of Landlord shall at all times be allowed admittance to the leased premises for purposes permitted in this Lease.

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6.                                     No additional locks shall be placed upon any doors without the written consent of Landlord.  All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon the termination of this Lease, and the tenant shall then give Landlord or its agents explanation of the combination of all locks upon the doors of vaults.  Tenant may establish within the Premises security spaces to which Landlord may have access only in the company of a Tenant representative, except in an emergency.

7.                                      The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees shall be borne by such tenant.

8.                                      No person shall disturb the occupants of the Building by the use of any musical instruments, the making or transmittal of noises which are audible outside the leased premises, the making of odors which are apparent outside the leased premises, or any unreasonable use.  No dogs or other animals or pets of any kind (other than seeing-eye dogs) will be allowed in the Building.

9.                                      Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

10.                               Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials, except limited quantities thereof in Tenant’s laboratory areas, in compliance with Legal Requirements.

11.                               If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will reasonably direct the electricians as to what and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

12.                               If a tenant desires shades, they must be of such shape, color, materials and make as shall be prescribed by Landlord.  No outside awning shall be permitted.

13.                               No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

14.                               No tenant shall store anything outside the Building or in any Public Areas in the Building.

15.                              All vending machines and/or services dispensing food or snacks require Landlord approval.

16.                               If Landlord reasonably determines there is imminent danger to life at the Real Property or the Building, Landlord may, without liability to Tenant, require Tenant to vacate the Premises.

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EXHIBIT D

JANITORIAL SPECIFICATIONS

A.                                    Daily:  The following services are to be performed on a daily basis (Monday through Friday, except for holidays, as defined in the Lease, unless otherwise provided herein):

1.                                      Empty all trash containers, wastebaskets and recycling containers, including all exterior trash containers.

2.                                      Dust mop all hard surface flooring and remove debris or dust buildup from corners.  Damp mop cove base and any areas where spillage may have occurred.

3.                                      Vacuum all carpeted areas and remove spots from carpet and mats.  Remove gum, tar, etc. adhering to floor.

4.                                      Vacuum entrance mats and runners.

5.                                      Remove finger marks and smudges from all doors, frames, walls, partitions, switch plates and glass.

6.                                      Trash and debris is to be removed to a dumpster area so designated at the site, secured in heavy-duty plastic bags.  Trash bags are to be placed in a cart to be taken to dumpster.  Trash bags are not to be put in elevator unless they are in a cart.  Nothing in tenant space is to be thrown away unless in a wastebasket or specifically marked trash.

7.                                      Wipe down all vinyl floor mats as needed.

8.                                      Wipe down all tenant and building doors to remove fingerprints and soil.

9.                                      Cleaning and disinfecting of lavatories.

(a)                                 Empty all waste containers and replace bags inside containers (plastic liners purchased specifically for recessed stainless containers shall remain in containers after trash is removed.

(b)                                 Sweep and/or damp mop floors.

(c)                                  Fill and maintain all toilet tissue, soap and towel dispensers, personal seat dispensers and sanitary protection dispensers.  Sanifresh gentle lotion cleaner or liquid soap, napkin receptacle, trash can liners, personal seat covers.

(d)                                 Disinfect all fixtures and disposals.

(e)                                  Thoroughly clean and disinfect all sinks, bowls and urinals.  Pour water down floor drains on each floor.

(f)                                   Clean all counter tops and cosmetic shelves.

(g)                                  Clean and polish all mirrors and chrome fixtures.

(h)                                 Damp mop floor (including the cafeteria) with disinfecting solution including tile baseboards, pay special attention to corners and under urinals.

(i)                                     Clean and polish outside of all waste containers.

(j)                                    Wipe down entrance doors and signage.

(k)                                 Wipe down wall tile as needed.

(l)                                     High dust all partitions and low dust baseboards.

(m)                             Clean and disinfect all sanitary disposal units.

10.                               As needed basis:

(a)                                 High dust all horizontal and vertical surfaces not reached daily.

(b)                                 Turn off all lights and secure all designated interior doors and all exterior entrances upon completion of work assignments according to the security procedures as to each tenant’s individual security system.  Supervisor should check all doors at the end of each evening to ensure they are secure.

11.                               All dumpster areas are to be kept clean.

12.                               Areas provided for storage of janitorial supplies and equipment to be kept orderly and clean at all times.

B.                                    Quarterly:

1.                                      Strip and wax all VCT tile in all tenant and common areas.

2.                                      Perform maintenance to all types of flooring as per manufacturer’s specifications.

C.                                    Semi-Annually:

1.                                      Damp wipe venetian blinds.

D.                                    Performance of Extra Janitorial Services:

Performance of any extra work over and above the scope of the contract will be done only by written authorization by Landlord.  Invoicing for same will be separate from regular invoicing.  A purchase order must be obtained prior to performing work.  If a purchase order is not obtained prior to work being performed, Landlord will not be responsible for the cost of same.  Extras shall include cleaning services and trash removal to be provided on Saturdays and Sundays or related tenant’s activities on weekends (e.g., cleaning the leased premises prior to commencement of business on Mondays).  In the event a tenant requires such services, the tenant shall provide a written request to Landlord therefor and shall promptly pay Landlord, upon presentation of a bill or bills therefor, for the cost of such additional services.

E.                                     Tenant’s Right to Hire Additional Help:

Provided that no undue interference is caused to Landlord’s janitorial contractor, Tenant shall have the right, as its sole cost and expense, with prior written approval by Landlord, to hire additional service for the cleaning of the leased premises.  All labor, supervision equipment, and cleaning supplies required for the proper performance of this work, unless otherwise specified, is to be furnished by a contractor of Tenant’s choice.  Such contractor must provide Landlord with adequate insurance coverages.

EXHIBIT E

ALTERATIONS RULES AND REGULATIONS

A.                                    Prior to Commencing Construction

1.                                      Plans.  Submit plans and specifications (or other descriptions reasonably acceptable to Landlord) of the proposed Alterations to Landlord for its review and written approval.  If Landlord raises any issues as a result of its review of the submitted plans and specifications, these issues must be resolved to Landlord’s reasonable satisfaction.  Alterations to structural components of the Building shall be reviewed and approved in Landlord’s sole and absolute discretion and non-structural changes shall be approved at Landlord’s discretion, which shall not be unreasonably withheld, conditioned or delayed.  Once approved, no changes, amendments or additions to the plans and specifications may be made without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

2.                                      Contractors.  The general contractor, contractors and subcontractors selected by Tenant must be approved by Landlord; such approval shall not be unreasonably withheld, conditioned or delayed.  To the extent permitted by applicable Legal Requirements, provisions must be made for all contractors, laborers and materialmen to provide written lien waivers related to the approved Alterations.

3.                                      Insurance.  The general contractor, contractors and subcontractors selected by Tenant must provide certificates of insurance evidencing the coverage shown below prior to beginning any work on the approved Alterations.  This coverage must be maintained in full force and effect until such time as the approved Alterations are fully completed.  Any delay by Tenant in causing these certificates to be provided will result in a delay in the commencement of the approved Alterations.

4.                                      Permits.  Tenant must obtain all required permits (“Permits”) and furnish copies thereof to Landlord.

5.                                      Coordination.  Tenant shall contact Landlord’s Property Manager to arrange a pre-construction meeting and walk-through with the Tenant’s contractor.  During this walk-through these Rules and Regulations, hours of operation and access will be reviewed and areas of the Building (e.g. lobby floors and walls, elevators, electrical closets and doors) will be inspected.  These areas will be inspected after completion of the approved Alterations to determine whether or not any damage has occurred thereto.  Any damage will be repaired to Landlord’s reasonable satisfaction.

B.                                    During Construction.

1.                                      Compliance.  All work on the approved Alterations shall, at all times, comply with laws, rules, orders and regulations of all applicable governmental authorities and insurance bodies and the Permits.

2.                                      Schedule.  If requested, construction work schedules must be filed with Landlord’s Property Manager.  Contractors must check in each day with the designated Building engineer.  Landlord’s Property Manager must be notified, in writing, of the names of any persons working on the approved Alterations who may be working in the Building after the normal business hours.

3.                                      Coordination.  Twenty-four (24) hour advance written notice must be provided to Landlord’s Property Manager:

(a) before commencing any and all work which may cause disruption to other tenants or interruption to the Building’s systems and Landlord’s Property Manager may require that work deemed inappropriate to be conducted during normal business hours be done after hours; or,

(b) if access to utility rooms or the roof will be necessary (anyone on the roof must be escorted by property management at all times); or,

(c) if the fire panel is to be taken out of service; or,

(d) if there is to be any interruption to any Building system or utility; or,

(e) if cranes are to be placed on the property; or,

(f) if a window is to be removed for the delivery of drywall or any other large item; or,

(g) if there is to be a delivery after normal business hours.

4.                                      Material Delivery and Storage.  All deliveries are to come through the loading and service areas of the Building.  All construction materials, tools and trash are to be transferred to and from the construction floor via the freight elevator or stairs.  At no time may the passenger elevators be used to move materials, tools or trash.  Tenant and its contractor shall be responsible for (i) protecting the freight elevator to the reasonable satisfaction of Landlord’s Property Manager, and (ii) observing the load limits for the freight elevator and (iii) not overloading the freight elevator.  The contractor may be required to share the freight elevator with the cleaning crew.  Materials must be immediately placed in Tenant’s leased premises and may not be stored in any of the Building’s Public Areas.

5.                                      Damage.  Tenant and its contractors shall be responsible for any damage to the Building or the Building’s systems caused by or arising out of the making of the approved Alterations and shall promptly repair it to the reasonable satisfaction of Landlord.  Precautions to minimize damage to the Public Areas of the Building should be taken, including protection of doors, carpets, elevator cabs and hallways.  Masonite must be placed on the floors of any public corridor to protect the floor covering.  In Public Areas with carpeting, the floor protection is to be removed and the carpet vacuumed daily.  If the approved Alteration will involve drywall sanding or other dust producing activities, all air and smoke detectors must be covered during drywall sanding or other dust producing activities.  Tenant’s contractor must provide sufficient fire extinguishers at all times.

6.                                      Trash.  Regular Building dumpsters are not to be used for construction debris without the prior approval of property management.  Tenant and its contractor(s) are responsible for ensuring that all trash is placed properly within a separate construction dumpster and for clearing, on a daily basis, the Public Areas and exterior of the Building of all chutes are to be approved by property management prior to beginning the approved Alterations.  The dumpster shall be placed on plywood to protect any travel/parking areas.

7.                                      Miscellaneous.  Landlord shall designate parking areas available for contractors.  No vehicles of any contractor or subcontractor are to block service areas or any dumpster at any time.  There is to be no smoking in the Building and the volume of all radios shall be kept at a level that will not be audible to other tenants in the Building.  No contractor or subcontractor may display any signage on the Building, in the Public Areas or on any of the window glass without the prior written consent of Landlord’s Property Manager.

C.                                    After Completion

1.                                      Coordination.  A re-inspection of the lobby floor and walls, doors, electrical closets and any other areas impacted by the approved Alterations shall be made by Landlord’s Property Manager to determine whether any construction damage has occurred or any clean-up is required.

2.                                      Plans.  Tenant shall provide Landlord with:

(a) one (1) CAD and two (2) blueprints of the as-built architectural, plumbing, electrical and mechanical condition of the leased premises each signed and stamped by a licensed architect or engineer; and,

(b) complete specifications for the approved Alterations, including shop drawings and cut sheets for all new equipment and a detailed description of all finishes actually installed; and,

(c) two (2) copies of operations and maintenance information for all new equipment and an air balance report in a format reasonably acceptable to Landlord.

3.                                      Permits.  Tenant will obtain a final Certificate of Occupancy from the applicable Governmental Authority and will provide Landlord with a copy thereof.

4.                                      Contractor.  To the extent permitted by applicable Legal Requirements, a final waiver and release of liens shall be provided from the general contractor and major subcontractors upon completion of the approved Alterations.

MINIMUM REQUIRED INSURANCE FOR CONTRACTORS AND SUBCONTRACTORS

General Liability (Occurrence Form)		Additional Named Insureds
$500,000	General Aggregate	DENVER ROAD, LLC
$500,000	Products/Completed Operations Aggregate
$500,000	Personal and Advertising Injury

$500,000	Each Occurrence	Certificate Holder
$ 50,000	Fire Damage	DENVER ROAD, LLC
$ 5,000	Medical Expense

Automobile Liability (Owned, Non-Owned & Hired)
$500,000	Each Occurrence	Notice of Cancellation
Certificate must provide that such insurance shall not be cancelled or modified without at least 30 days written notice to each named insured

Umbrella Liability
$1,000,000	Each Occurrence

Worker=s Compensation

Statutory Limits

Large or complex approved Alterations may require that the contractors provide insurance in excess of these minimum required levels.

EXHIBIT F

FORM OF SNDA

See attached

Recording Requested by

and when Recorded return to:

WELLS FARGO BANK, N.A.

Commercial Mortgage Servicing

550 South Tryon Street 14th Floor

Charlotte, NC 28202

Attention: CMS Lease Reviews

Loan No.:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant’s Trade Name:

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE SECURITY DOCUMENTS (DEFINED BELOW).

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of     , 2       , by and between                           (“Tenant”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee for the registered holders of BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., Commercial Mortgage Pass-Through Certificates, Series 2013- C11 (“Lender”).

R E C I T A L S

A.                                                (“Owner”) is the owner of the land and improvements commonly known as compromising all or a part of the Property located in a certain [shopping center/office building/warehouse/industrial park/hotel] known as                            located in                              and more particularly described in Exhibit A attached hereto and made a part hereof (such [shopping center/office building/ warehouse/ industrial park/hotel],                                                     and more specifically described in Exhibit A attached hereto (“Property”).

B.            Tenant is the lessee under a lease dated          , 2011, executed by Owner (or its predecessor in interest), as landlord, and Tenant, as tenant (as the same may have been amended, the “Lease”), covering certain premises (the “Premises”)

C.            Lender is the current holder of a mortgage loan (the “Loan”) previously made to Owner, evidenced by a note (the “Note”) and secured by, among other things:  (a) a first mortgage, deed of trust or deed to secure debt encumbering the Property (the “Mortgage”); and (b) a first priority assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) contained in the Mortgage or in a separate document.  The Mortgage and the Assignment of Leases and Rents are collectively referred to as the “Security Documents.” The Note, the Security Documents and all other documents executed in connection with the Loan are collectively referred to as the “Loan Documents.”

D.            Tenant has requested Lender’s agreement that if Lender forecloses the Mortgage or otherwise exercises Lender’s remedies under the Security Documents, Lender will not disturb Tenant’s right to quiet possession of the Premises under the terms of the Lease.

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E.             Lender is willing to so agree on the terms and conditions provided in this Agreement, including, without limitation, Tenant’s agreement to subordinate the Lease and attorn to Lender as provided herein.

NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      SUBORDINATION.  The Lease is and shall remain unconditionally subject and subordinate to (a) the liens or charges imposed by the Security Documents, (b) all currently outstanding or future advances secured by the Security Documents, and (c) all renewals, amendments, modifications, consolidations, replacements and extensions of the Security Documents.  The subordination described herein is intended by the parties to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions of the Security Documents had been executed, acknowledged, delivered and recorded prior to the Lease and any amendments or modifications thereof.

2.                                      NON-DISTURBANCE.  If Lender exercises any of its rights under the Security Documents, including any right of entry on the Property pursuant to the Mortgage or upon a foreclosure of or deed in lieu of foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease, so long as Tenant is not in default under this Agreement or, beyond any applicable grace period, under the Lease.

3.                                      ATTORNMENT.  Notwithstanding anything to the contrary contained in the Lease, should title to the Premises and the landlord’s interest in the Lease be transferred to Lender or any other person or entity by foreclosure of or deed in-lieu of foreclosure of the Mortgage, Tenant shall, for the benefit of Lender or such other person or entity, effective immediately and automatically upon the occurrence of any such transfer, attorn to Lender or such other person or entity as landlord under the Lease and shall be bound under all provisions of the Lease including, but not limited to, the obligation to pay all rent required to be paid by Tenant pursuant to the terms of the Lease, for the remainder of the Lease term.

4.                                      PROTECTION OF LENDER.  If Lender succeeds to the interest of landlord under the Lease, Lender shall not be:

(a) liable for any act or omission of any previous landlord under the Lease;

(b) subject to any offsets or defenses which Tenant may have against any previous landlord under the Lease;

(c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any previous landlord;

(d) obligated to make any payment to Tenant which any previous landlord was required to make before Lender succeeded to the landlord’s interest;

(e) accountable for any monies deposited with any previous landlord (including security deposits), except to the extent such monies are actually received by Lender;

(f) bound by any amendment or modification of the Lease or any waiver of any term of the Lease made without Lender’s written consent;

(g) bound by any surrender or termination of the Lease made without Lender’s written consent (unless effected unilaterally by Tenant pursuant to the express terms of the Lease);

(h) obligated to complete any improvement or construction on the Property or to pay or reimburse Tenant for any tenant improvement allowance, construction allowance or leasing commissions;

(i) liable for any default of any previous landlord under the Lease;

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(j) bound by any provision in the Lease granting Tenant a purchase option or first right of refusal or offer with regard to the Property. Furthermore, notwithstanding anything to the contrary contained in this Agreement or the Lease, upon any such succession, the Lease shall be deemed to have been automatically amended to provide that Lender’s obligations and liabilities under the Lease shall be limited solely to Lender’s interest, if any, in the Property, and the proceeds from any sale or disposition of the Property by Lender (collectively, “Lender’s Interest”) and, following such succession, Tenant shall look exclusively to Lender’s Interest for the payment or discharge of any obligations of Lender under the Lease.

5.                                      LENDER’S RIGHT TO CURE.  Tenant shall deliver to Lender a copy of any notice of any default(s) by landlord under the Lease in the same manner as, and whenever, Tenant shall give any such notice to Owner, and no such notice shall be deemed given to Owner unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy, or cause to be remedied, any default by Owner under the Lease, and, for such purpose Tenant grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Owner for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any covenant or condition to be performed by Owner under the Lease with the same force and effect as though performed by Owner. No default by Landlord under the Lease shall exist or shall be deemed to exist (a) so long as Lender, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (b) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, so long as Lender, in good faith, shall have notified Tenant that Lender intends to institute enforcement proceedings under the Security Documents, and, thereafter, so long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. Lender shall have the right, without notice to Tenant or Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or otherwise realize upon the Mortgage or to exercise any other remedies under the Security Documents or state law.

6.                                      ASSIGNMENT OF LEASES AND RENTS.  Tenant consents to the Assignment of Leases and Rents and acknowledges Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Upon Tenant’s receipt of a written notice from Lender of a default by Owner under the Loan, Tenant shall thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Lender’s delivery of such notice to Tenant, or Tenant’s compliance therewith, shall not be deemed to (a) cause Lender to succeed to or assume any obligations or responsibilities of Owner under the Lease or (b) relieve Owner of any of its obligations under the Lease.

7.                                      INSURANCE PROCEEDS AND CONDEMNATION AWARDS.  Notwithstanding anything to the contrary contained in this Agreement or the Lease, the terms of the Loan Documents shall continue to govern with respect to the disposition of any insurance proceeds or condemnation awards, and any obligations of Owner to restore the Property following a casualty or condemnation shall, insofar as they apply to Lender, be limited to the amount of any insurance proceeds or condemnation awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards. Following the foreclosure or deed in lieu of foreclosure of the Mortgage, the provisions of this section shall remain in full force and effect unless and until fee title to the Premises becomes vested in a person or entity other than (a) the holder of the Loan at the time of such foreclosure or deed in lieu of foreclosure or (b) a parent, subsidiary or affiliate of such holder.

8.                                      ASSIGNMENT OF LEASE BY TENANT.  Tenant shall not assign any right or interest of Tenant under the Lease, (except for an assignment that is permitted under the Lease without Owner’s consent), without Lender’s prior written consent.

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9.                                      MISCELLANEOUS

9.1                               Heirs, Successors and Assigns.  The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto.  The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, trustees and agents, as well as any single purpose entity established by Lender to take title to the Property by reason of such foreclosure or deed in lieu of foreclosure.  The terms “Tenant” and “Owner” as used herein include any successor or assign of the named Tenant and Owner herein, respectively; provided, however, that such reference to Tenant’s or Owner’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Owner.

9.2                               Addresses; Request for Notice.  All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below.  All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission.  The addresses and facsimile numbers of the parties shall be:

Tenant:	Lender;

Wells Fargo Bank, N.A., as Master Servicer
Attn: Lease Reviews
550 South Tryon Street 14th Floor
MAC D1086-120
Charlotte, NC 28202

FAX No.:	FAX No.: 704-715-0036

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

9.3                               Entire Agreement.  This Agreement constitutes the entire agreement between Lender and Tenant with regard to the subordination of the Lease to the Security Documents and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement, and shall supersede and cancel, but only insofar as would affect the priority between the Security Documents and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

9.4                               Disbursements.  Lender, in making disbursements of any funds pursuant to the Loan Documents, is under no obligation to, nor has Lender represented that it will, monitor or control the application of such funds by the recipient and any application of such funds for purposes other than those provided for in the Loan Documents shall not defeat this agreement to subordinate in whole or in part.

9.5                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

9.6                               Section Headings.  Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

9.7                               Attorneys’ Fees.  If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees).  As used herein, the term “prevailing

4

party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment.  If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

9.8                               Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

9.9                               Termination; Amendment.  Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

9.10                        Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties or the interpretation and enforcement of the rights and duties of the parties shall be governed by the law of the state where the Property is located, without regard to any conflicts of law principles.

9.11                        Authority.  Tenant and all persons executing this Agreement on behalf of Tenant jointly and severally represent and warrant to Lender that such persons are authorized by Tenant to do so and that such execution hereof is the binding act of Tenant enforceable against Tenant.

9.12                        Form of Agreement.  Owner and Tenant acknowledge that Wells Fargo Bank, N.A. enters into numerous agreements of this type on a regular basis, both in its own capacity and as a commercial mortgage servicer on behalf of other lenders, and that the specific provisions contained in any agreement of this type entered into by Wells Fargo Bank, N.A. will vary depending on numerous transaction-specific factors, including, without limitation, the borrowers, loan documents, tenants, leases, servicers, servicing agreements and property and market conditions involved in the transaction. Accordingly, Owner and Tenant further acknowledge that the specific provisions contained in this Agreement will not necessarily be acceptable to Wells Fargo Bank, N.A. in connection with any other transaction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

5

LENDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee for the registered holders of BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., Commercial Mortgage Pass-Through Certificates, Series 2013- C11

By:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer under the Pooling and Servicing Agreement, dated as of August 1, 2013.

By:
Name:
Its:

TENANT:

By:

Its:

The undersigned Owner hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement and the acknowledgement contained in Section 9.12 of the foregoing Agreement.

OWNER:

By:

Its:

IT IS RECOMMENDED THAT, PRIOR TO EXECUTING THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

ALL SIGNATURES MUST BE ACKNOWLEDGED.
STATE OF NORTH CAROLINA	)
) SS.
COUNTY OF MECKLENBURG	)

On                   , 20   , personally appeared the above named                      , a                      of DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

6

for the registered holders of BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC., Multifamily Mortgage Pass-Through Certificates, Series 2013-K713                 , and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public
My commission expires:

                                       , ss.

On                   , 20     , personally appeared the above named                           , the                         , of                                   and acknowledged the foregoing to be the free act and deed of said                                               , before me.

Notary Public
My commission expires:

                                       , ss.

On                   , 20     , personally appeared the above named                           , the                         , of                                   and acknowledged the foregoing to be the free act and deed of said                       , before me.

Notary Public
My commission expires:

7

Loan No.

8

EXHIBIT A

Legal Description of Property

EXHIBIT G-1

EXPANSION SPACE

G-1-1

EXHIBIT G-2

EXISTING FIRST FLOOR CONFIGURATION

G-2-1

EXHIBIT H

RESTROOM UPGRADE SPECIFICATIONS

Sloan or American Standard touchless faucets reasonably designated or approved by Landlord.

Granite countertops reasonably designated or approved by Landlord.

H-1

EXHIBIT I

BUILDING STANDARD SPECIFICATIONS

BUILDING STANDARDS FOR MATERIALS AND CONSTRUCTION

PARTITIONS

Corridors

3-5/8” 25-gauge metal studs with one layer 5/8” firecode X drywall on each side extending from the floor through suspended ceiling to the structural slab above, filled with thermofiber insulation.

Demising Walls

3-5/8” metal studs with one layer 5/8” drywall on each side extending from the floor through suspended ceiling to the structural slab above, filled with sound attenuating insulation.

Interior Dividing Walls within Tenant Space

3-5/8” metal studs with one layer 5/8” drywall on each side extending from the floor to the suspended ceiling

Partitions - General

Drywall partitions may not be fastened to ductwork

Partitions butting mullions shall be installed with a proper channel to receive the drywall.  Fastening to the window mullions is not permitted.

DOORS

Tenant Entrance Door(s)

6’-0” x 8’-0” — Double solid particle wood door with hollow metal knock down frame.  Door to be Birch veneer with stain to match existing conditions and sealed with a polyurethane clear coat finish.  Door frame to be painted according to design.  Inactive door to have flush bolts into floor.  Active door to have door closer.  Hardware to be heavy duty lever lock set with brushed chrome finish.  Lock to be keyed to building grand master.

Tenant Secondary Entrance Door(s)

3’-0” x 8’-0” x 1¾” solid particle wood door with hollow metal knock down frame.  Door to be Birch veneer with stain to match existing conditions and sealed with a polyurethane clear coat finish. .  Door frame to be painted according to design.  Three brushed chrome finish hinges, heavy-duty Cylindrical lock set with lever handles brushed chrome finish and keyed to Building Master Key system, and overhead door closer device.  Frame shall be 2” x 6” x 16 ga. steel, painted to match.

Interior Doors

3’-0” x 8’-0” x 1¾” Particle core wood door, plain sliced birch veneer faces.  Three brushed chrome finish hinges, heavy-duty cylindrical latch set with lever handles in a brushed chrome finish.  Frame shall be 2” x 6” x 16 ga. steel, painted.  Door stops and silencers installed as needed.

CEILING

Ceiling height shall be a minimum of 8’-0” in all areas.  Ceiling system will be acoustical suspended grid system with a 2’X 4’ pattern.  System shall be metal with a white finish.

Tiles to be 2’ X 4’ 5/8” second look acoustical board lay-in type with a white finish.

LIGHTING

Luminaires

2’-0” x 4’-0” lay-in fluorescent light fixtures with parabolic lenses and warm white lamps.  All fixtures to have energy efficient ballasts.

Exit Lighting Fixture

Lightalarms Model UXE-8

ELECTRICAL INSTALLATION

Electrical Service

Tenant may be required to sub-meter demised premises.  A new electrical service shall be installed of sufficient capacity and type to provide adequate power for all electrical equipment to be installed as part of the Tenant’s work plan.  If a sub-meter is required, it is to be a Square ‘D’ Power Meter PM620.  This meter shall be sized according to the size of the electrical service that serves the relevant tenant and installed in manner consistent with local building requirements.  It shall be installed in a location that has been given prior approval by landlord, and in a location that will allow the meter to be easily read.

Wiring for Power and Light

Wiring shall be installed concealed in partitions, and above suspended ceilings.  Conduit and wiring shall be properly supported, and may not be attached to ceiling construction.  Rigid conduit or thin wall tubing shall be used throughout common areas and electrical closets; flexible armored cable may be used in tenant spaces for power and lighting circuits.  Electrical outlets shall not exceed a maximum of five (5) outlets per circuit

Wiring for Voice and Signal

Telephone wire, and signal cable, in partitions shall be concealed in conduit or thin wall tubing or approved (NEC) raceway.  Telephone wire and signal cable run in suspended ceiling plenums shall be Teflon jacketed and kept in bundles to specific drops.  Telephone wire will not be permitted to be run loose except in movable wall raceways, nor run exposed on baseboards or walls.

AIR DISTRIBUTION

Air Diffusers

24” x 24” panel type diffusers, white finish.  Carnes SKTA.

Return Air Registers

T-Bar lay-in, 24” x 24” panels, ½” x ½” x ½”, white finish.  Carnes RAPA

Ductwork

Ductwork to be constructed of galvanized steel sheets meeting SMACCNA standards for fabrication and installation.

Final connections to diffusers may be insulated flexible metal duct and limited to a maximum length of 8’-0”.

FLOOR COVERING

Carpet

Carpet shall be a minimum of 24oz. and maximum 26 oz material from Patcraft.  Color and style are to be determined by tenant.  Carpet shall be glued down to concrete floor.

Vinyl Composite Tile

VCT shall be 1/8” thick and glued to concrete floor.  Color and style are to be determined by tenant with no more than two colors.

Base

Base to be 1/8” X 4” rubber or vinyl base, glued to wall.  Color to be determined by tenant.

WALL FINISHES

All walls shall be prepped and sanded to receive two (2) coats of paint with an eggshell finish.  Alternate wall finishes may be selected with prior Landlord approval.  Door frames shall be primed and painted with two coats of paint with a semi-gloss finish.  Colors to be determined by tenant.

EXHIBIT J

PARKING AND SITE PLAN

See attached

NORTH PARKING LOT
GARAGE Bldg. #8
Bldg. #5
Bldg. #2
Bldg. #7
Bldg. #1
BLDG. #6A
Bldg. #6
Bldg. #10
Bldg. #4
Bldg. #3
SOUTH WEST PARKING LOT
Former
Bldg. #9
SOUTH EAST PARKING LOT

BRIDGEWATER SITE

Reserved Parking Spaces

EXHIBIT K

GENERATOR LOCATION

K-1